STATEMENT OF ADDITIONAL INFORMATION

EAGLE MUTUAL FUNDS

●	CAPITAL APPRECIATION FUND	●	MID CAP GROWTH FUND
●	GROWTH & INCOME FUND	●	MID CAP STOCK FUND
●	INTERNATIONAL EQUITY FUND	●	SMALL CAP CORE VALUE FUND
●	INVESTMENT GRADE BOND FUND	●	SMALL CAP GROWTH FUND
●	LARGE CAP CORE FUND

This Statement of Additional Information (“SAI”) dated March 1, 2011 should be read in conjunction with the Prospectus dated March 1, 2011 describing the shares of the Capital Appreciation Fund, the Growth & Income Fund and seven series of the Eagle Series Trust, which are the International Equity Fund, the Investment Grade Bond Fund, the Large Cap Core Fund, the Mid Cap Growth Fund, the Mid Cap Stock Fund, the Small Cap Core Value Fund, and the Small Cap Growth Fund (each a “fund” and, collectively, the “funds”).

This SAI is not a prospectus itself.  This SAI is incorporated by reference into the funds’ Prospectus. In other words, this SAI is legally part of the funds’ Prospectus.

The financial statements for each fund for the fiscal year ended October 31, 2010 are incorporated herein by reference to the funds’ Annual Reports to Shareholders dated October 31, 2010.  Copies of the Prospectus or annual and semiannual reports to shareholders are available, without charge, upon request by writing to Eagle Family of Funds at P.O. Box 33022, St. Petersburg, FL, 33733, calling 800.421.4184 or by visiting our website at eagleasset.com.

EAGLE ASSET MANAGEMENT, INC.
P.O. Box 33022, St. Petersburg, Florida 33733-8022

TABLE OF CONTENTS
Page

I.	GENERAL INFORMATION		2
II.	INVESTMENT INFORMATION		2
	A.	Investment Policies, Strategies and Risks	22
	B.	Industry Classifications	211
III.	INVESTMENT LIMITATIONS		21
	A.	Fundamental Investment Policies for All Funds	211
	B.	Non-Fundamental Investment Policies	222
	C.	Exception	233
IV.	NET ASSET VALUE		23
V.	INVESTING IN THE FUNDS		24
VI.	INVESTMENT PROGRAMS		24
	A.	Retirement Plans	244
	B.	Rights of Accumulation	255
	C.	Class A Letter of Intent	255
VII.	REDEEMING SHARES		26
	A.	Receiving Payment	266
	B.	Telephone Transactions	277
	C.	Systematic Withdrawal Plan	277
	D.	Waiver of CDSC	288
	E.	Redemptions-in-Kind	288
	F.	Frequent Purchases and Redemptions of Fund Shares	288
VIII.	EXCHANGE PRIVILEGE		28
IX.	DISCLOSURE OF PORTFOLIO HOLDINGS		29
X.	TAXES		30
XI.	SHAREHOLDER INFORMATION		34
XII.	FUND INFORMATION		35
	A.	Management of the Funds	355
	B.	Control Persons and Principal Holders of Securities	422
	C.	Proxy Voting Policies and Procedures	454
	D.	Investment Adviser and Administrator; Subadvisers	465
	E.	Portfolio Managers	510
	F.	Portfolio Turnover and Brokerage Practices	598
	G.	Distribution of Shares	621
	H.	Payments to Dealers.	642
	I.	Additional Services to the Funds	664
	J.	Potential Liability	675
APPENDIX A - INVESTMENT TYPES GLOSSARY	A-1
APPENDIX B - COMMERCIAL PAPER / CORPORATE DEBT RATINGS	B-1
APPENDIX C – FUND INVESTMENT SUMMARY	C-1

I.	GENERAL INFORMATION

The Eagle Capital Appreciation Fund (“Capital Appreciation”), formerly known as the Heritage Capital Appreciation Trust, the Eagle Growth & Income Fund (“Growth & Income”), formerly known as the Heritage Growth and Income Trust, and the Eagle Series Trust (“Series Trust”), formerly known as the Heritage Series Trust (collectively, the “Trusts”) each was established as a Massachusetts business trust under a Declaration of Trust dated June 21, 1985, July 25, 1986 and October 28, 1992, respectively.

Each Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).  Capital Appreciation and Growth & Income each offer shares through a single investment portfolio.  Series Trust currently offers its shares through seven separate investment portfolios:

●	the International Equity Fund (“International Equity”) (prior to July 1, 2002, named International Equity Portfolio),
●	the Investment Grade Bond Fund (“Investment Grade Bond”)
●	the Large Cap Core Fund (“Large Cap Core”) (prior to November 1, 2008, named Core Equity Fund),
●	the Mid Cap Growth Fund (“Mid Cap Growth”) (prior to January 2, 2004, named Aggressive Growth Fund and from January 2, 2004 to November 1, 2008, named Diversified Growth Fund),
●	the Mid Cap Stock Fund (“Mid Cap Stock”),
●	the Small Cap Core Value Fund (“Small Cap Core Value”), and
●	the Small Cap Growth Fund (“Small Cap Growth”) (prior to November 1, 2008, named Small Cap Stock Fund).

Each fund currently offers Class A shares sold subject to a front-end sales charge (“Class A shares”) and Class C shares sold subject to a 1% contingent deferred sales charge (“CDSC”) (“Class C shares”).  In addition, each fund offers Class I, Class R-3 and Class R-5 shares, each sold without a front-end sales charge or CDSC.

Each fund described in this SAI operates for many purposes as if it were an independent company.  Each fund has its own objective(s), policies, strategies and Portfolio Managers, among other characteristics.

II.	INVESTMENT INFORMATION

A.	Investment Policies, Strategies and Risks

This section provides a detailed description of the securities in which a fund may invest to achieve its investment objective, the strategies it may employ and the corresponding risks of such securities and strategies.  For more information regarding the description of various types of securities in which a fund may invest, please refer to Appendix A, Investment Types Glossary. For more information on a fund’s principal strategies and risks, please see the funds’ Prospectus.

Equity Securities:

Common Stocks. Each fund may invest in common stocks.

Convertible Securities.  Each fund may invest in convertible securities.  While no securities investment is without some risk, investments in convertible securities generally entail less risk than the issuer’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.  The market value of convertible securities tends to decline as interest rates increase and, conversely, increases as interest rates decline.  While convertible securities generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality, they do enable the investor to benefit from increases in the market price of the underlying common stock.  Please see the discussion of “Investment Grade/Lower Rated Securities” below for additional information.

Other Investment Companies and ETFs. Each fund may invest in shares of other open-end or closed-end investment companies and exchange-traded funds (“ETFs”) up to the limits prescribed in the 1940 Act. Investments in the securities of other investment companies and ETFs, (which may, in turn invest in equities, bonds, and other financial vehicles) may involve duplication of advisory fees and certain other expenses. By investing in another investment company or ETF, a fund becomes a shareholder of that investment company or ETF. As a result, fund shareholders indirectly bear the fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company or ETF, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations.

As a shareholder, a fund must rely on the investment company or ETF to achieve its investment objective. If the investment company or ETF fails to achieve its investment objective, the value of a fund’s investment will decline, adversely affecting the fund’s performance. In addition, because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, ETF shares potentially may trade at a discount or a premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to a fund. Finally, because the value of ETF shares depends on the demand in the market, the portfolio manager may not be able to liquidate a fund’s holdings at the most optimal time, adversely affecting the fund’s performance.

Preferred Stock. Each fund may invest in preferred stock.

Real Estate Investment Trusts (“REITs”). Each fund may invest in REITs.  The risks associated with REITs include defaults by borrowers, self-liquidation, failure to qualify as a pass-through entity under the Federal tax law, failure to qualify as an exempt entity under the 1940 Act and the fact that REITs are not diversified.

Warrants and Rights.  Each fund may purchase warrants. All funds may purchase rights. Rights are instruments that permit a fund to acquire, by subscription, the capital stock of a corporation at a set price, regardless of the market price for such stock.  The market price of warrants is usually significantly less than the current price of the underlying stock.  Thus, there is a greater risk that warrants might drop in value at a faster rate than the underlying stock.  All funds currently do not intend to invest more than 5% of their respective net assets in warrants.  International Equity also may invest in warrants or rights it acquired as part of a unit or attached to securities at the time of purchase without any limitation.

Debt Securities:

Debt Securities. Each fund may invest in debt securities.

Corporate Debt Obligations. Each fund may invest in corporate debt securities, including corporate bonds, debentures, notes and other similar corporate debt instruments.  Please see the discussion of “Investment Grade/Lower Rated Securities” below for additional information.

Investment Grade and Lower Rated Securities:

Investment Grade Securities.  Each fund may invest in securities rated investment grade.    Securities rated in the lowest category of investment grade are considered to have speculative characteristics and changes in economic conditions are more likely to lead to a weakened capacity to pay interest and repay principal than is the case with higher grade bonds.  Each fund may retain a security that has been downgraded below investment grade if, in the opinion of its portfolio manager, it is in the fund’s best interest.

Lower Rated / High-Yield Securities.  Mid Cap Growth, International Equity, Investment Grade Bond, Growth & Income, Mid Cap Stock, Small Cap Core Value and Small Cap Growth may invest in debt securities rated below investment grade.  These securities are commonly referred to as “high yield securities” and are deemed to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal and may involve major risk exposure to adverse conditions.  These securities are subject to specific risks that may not be present with investments of higher grade securities.  Investment Grade Bond, Mid Cap Growth, Mid Cap Stock, Small Cap Core Value and Small Cap Growth currently do not intend to invest more than 5% of their respective net assets in lower rated/high-yield securities.  International Equity may invest up to 10% of its net assets in lower rated/high-yield securities.

Risk Factors of Lower Rated / High-Yield Securities:

Interest Rate and Economic Risk.  As with all debt securities, the market prices of high yield securities tend to decrease when interest rates rise and increase when interest rates fall.  The prices of high yield securities also will fluctuate greatly during periods of economic uncertainty and changes resulting in changes in a fund’s net asset value (“NAV”).  During these periods, some highly leveraged high yield securities issuers may experience a higher incidence of default due to their inability to meet principal and interest payments, projected business goals or to obtain additional financing.  In addition, a fund may need to replace or sell a junk bond that it owns at unfavorable prices or returns.  Accordingly, those high yield securities held by a fund may affect its NAV and performance adversely during such times.

In a declining interest rate market, if an issuer of a high yield security containing a redemption or call provision exercises either provision, a fund would have to replace the security, which could result in a decreased return for shareholders.  Conversely, if a fund experiences unexpected net redemptions in a rising interest rate market, it might be forced to sell certain securities, regardless of investment merit.  While it is impossible to protect entirely against this risk, diversification of a fund’s investment portfolio and its portfolio manager’s careful analysis of prospective investment portfolio securities should minimize the impact of a decrease in value of a particular security or group of securities in the fund’s investment portfolio.

Securities Ratings and Credit Risk. Securities ratings are based largely on the issuer’s historical financial information and the rating agencies’ investment analysis at the time of rating.    Credit ratings usually evaluate the safety of principal and interest payment of debt securities, such as high yield securities, but may not reflect the true risks of an investment in such securities.  A reduction in an issuer’s credit rating may cause that issuer’s high yield securities to decrease in market value.  Also, credit rating agencies may fail to change the credit ratings to reflect subsequent events.  Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition, which may be better or worse than the rating would indicate.

A fund’s portfolio manager continually monitors the investments in its respective investment portfolio and carefully evaluates whether to dispose of or retain high yield securities whose credit ratings have changed.  A fund’s portfolio manager primarily relies on its own credit analysis, including a study of existing debt, capital structure, ability to service debt and pay dividends, sensitivity to economic conditions and other factors in its determination.  See Appendix B for a description of corporate debt ratings.

Liquidity Risk and Valuation.  The market for high yield securities tends to be less active and primarily dominated by institutional investors compared to the market for high-quality debt securities.  During periods of economic uncertainty or adverse economic changes, the market may be further restricted.  In these conditions, a fund may have to dispose of its high yield securities at unfavorable prices or below fair market value.  In addition, during such times, reliable objective information may be limited or unavailable and negative publicity may adversely affect the public’s perception of the junk bond market.  A Trust’s Board of Trustees (“Board”) or portfolio manager may have difficulty assessing the value of high yield securities during these times.  Consequently, any of these factors may reduce the market value of high yield securities held by a fund.

Short-Term Money Market Instruments:

Bankers’ Acceptances. Each fund may invest in bankers’ acceptances.

Growth & Income and Investment Grade Bond may invest in bankers’ acceptances of domestic banks and savings and loans that have assets of at least $1 billion and capital, surplus and undivided profits of over $100 million as of the close of their most recent fiscal year.  Growth & Income and Investment Grade Bond may also invest in instruments that are insured by the Bank Insurance Fund or the Savings Institution Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”).

Certificates of Deposit (“CDs”).  Each fund may invest in CDs issued by domestic institutions with assets in excess of $1 billion.

Commercial Paper. Each fund may invest in commercial paper that is limited to obligations rated Prime-1 or Prime-2 by Moody’s or A-1 or A-2 by Standard and Poor’s (“S&P”).

Repurchase and Reverse Repurchase Agreements:

Repurchase Agreements.  Each fund may invest up to 20% of its net assets in repurchase agreements   In accordance with the guidelines and procedures established by the Board, a fund may enter into repurchase agreements with member banks of the Federal Reserve System, securities dealers who are members of a national securities exchange or market makers in U.S. Government securities.  Although repurchase agreements carry certain risks not associated with direct investment in securities, including possible declines in the market value of the underlying securities and delays and costs to a fund if the other party becomes bankrupt, a fund intends to enter into repurchase agreements only with banks and dealers in transactions believed by its portfolio manager to present minimal credit risks.

Reverse Repurchase Agreements.  Each fund may borrow by entering into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements.   Reverse repurchase agreements involve the risk that the market value of securities retained in lieu of sale by a fund may decline below the price of the securities the fund has sold but is obliged to repurchase.  If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a fund’s obligation to repurchase the securities.  During that time, a fund’s use of the proceeds of the reverse repurchase agreement effectively may be restricted.  Reverse repurchase agreements create leverage, a speculative factor, and are considered borrowings for the purpose of a fund’s limitation on borrowing.

U.S. Government:

U.S. Government Securities.  U.S. Government Securities are securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.  Some obligations issued by U.S.  Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the U.S. Treasury; others by discretionary authority of the U.S. Government to purchases certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. Those securities bear fixed, floating or variable rates of interest.  Interest may fluctuate based on generally recognized reference rates or the relationship of rates.  While the U.S. Government currently provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. U.S. Government securities include U.S. Treasury bills, notes and bonds, Federal Home Loan Bank obligations, Federal Intermediate Credit Bank obligations, U.S. Government agency obligations and repurchase agreements secured thereby.

Zero Coupon Securities:

Zero Coupon Securities and Pay-In-Kind Bonds.  Growth & Income and Investment Grade Bond may invest in zero coupon securities.  The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do other types of debt securities having similar maturities and credit value. Although zero coupon securities generally are not traded on a national securities exchange, such securities are widely traded by brokers and dealers.

The Internal Revenue Code of 1986, as amended (“Code”), requires the holder of a zero coupon security and certain other securities acquired at a discount (such as Brady Bonds) to accrue income with respect to these securities prior to the receipt of cash payments.  See “Taxes.”

Pass-through Securities:

Mortgage-backed securities. Each fund may invest in debt securities backed by pools of various types of mortgages. The fund may invest in pass-through securities issued by private, governmental and governmental-related agencies, as well as collateralized mortgage obligations (“CMOs”). Principal and interest payments made on the underlying mortgages or mortgage pools are “passed through” to investors. Mortgage-backed securities may be issued by U.S. Government or its agencies, including, but not limited to, the Government National Mortgage Association (“GNMA” or “Ginnie Mae”), the Federal National Mortgage Association (“FNMA” or “Fannie Mae”), and the Federal Home Loan Mortgage Corporation (“FHLMC” or “Freddie Mac”). Mortgage-backed securities issued by private entities have similar structures, but are not guaranteed by a government agency.

Asset-backed Securities. Each fund may invest in securities that are backed by other assets, such as automobile loans, consumer loans, credit cards, and equipment leases. Asset-backed securities are subject to the risk or premature pre-payment of principal which can change their effective maturities. These securities are also sensitive to changes in interest rates, the financial situation of the issuer, and the credit quality of the underlying collateral.

Foreign Securities Exposure:

Depositary Receipts. Each fund may invest in sponsored or unsponsored European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), International Depositary Receipts (“IDRs”), Special Drawing Rights (“SDRs”) or other similar securities representing interests in or convertible into securities of foreign issuers (collectively, “Depositary Receipts”).

Issuers of the securities underlying unsponsored Depositary Receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of these unsponsored Depositary Receipts.  For purposes of certain investment limitations, EDRs, GDRs and IDRs are considered to be foreign securities.

American Depositary Receipts (“ADRs”). Each fund may invest in both sponsored and unsponsored ADRs. Holders of unsponsored depository receipts generally bear all the costs of such facilities, and the depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts of the deposited securities.  For purposes of certain investment limitations, ADRs are considered to be foreign securities and are subject to many of the risks inherent in investing in foreign securities, as discussed below.

Euro/Yankee Bonds. International Equity and Investment Grade Bond may invest in dollar-denominated bonds issued by foreign branches of domestic banks (“Eurobonds”) and dollar-denominated bonds issued by a U.S. branch of a foreign bank and sold in the United States (“Yankee bonds”).  Investment in Eurobonds and Yankee bonds entails certain risks similar to investment in foreign securities in general.  These risks are discussed below.

Eurodollar Certificates. Growth & Income and Investment Grade Bond may purchase CDs issued by foreign branches of domestic and foreign banks.  Such obligations may be subject to different risks than are those of domestic banks or domestic branches of foreign banks.  These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income.  Foreign branches of foreign banks are not necessarily subject to the same or similar regulatory requirements, loan limitations, and accounting, auditing and recordkeeping requirements as are domestic banks or domestic branches of foreign banks.  In addition, less information may be publicly available about a foreign branch of a domestic bank or a foreign bank than a domestic bank.

Foreign Securities.  Each fund may invest in foreign equity securities.  In most cases, the best available market for foreign securities will be on the exchanges or in over-the-counter (“OTC”) markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, generally are not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.  Their markets and economies may react differently to specific or global events than the U.S. market and economy.  In addition, foreign brokerage commissions generally are higher than commissions on securities traded in the United States.  In general, there is less overall governmental supervision and regulation of securities exchanges, brokers and listed companies than in the United States. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on or delays in the removal of funds or other assets of a fund, custodial issues, political or financial instability or diplomatic and other developments that could affect such investments.

Each fund may invest in emerging markets.  Special considerations (in addition to the considerations regarding foreign investments generally) may include greater political uncertainties, an economy’s dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, a limited number of potential buyers for such securities and delays and disruptions in securities settlement procedures. Compared to the United States and other developed countries, emerging markets countries may have relatively unstable governments, economies based on only a few industries, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection of property rights than more developed countries and securities markets that are less liquid and trade a smaller number of securities. Prices on these exchanges tend to be volatile and, in the past, securities in these countries have offered greater potential for gain (as well as loss) than securities of companies located in developed countries.  Political, legal and economic structures in emerging market countries may be undergoing significant evolution and rapid development, and they may lack the social, political, legal and economic stability characteristics of more developed countries.  Their economies may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

No fund will invest in foreign securities when there are currency or trading restrictions in force or when, in the judgment of its portfolio manager, such restrictions are likely to be imposed.  However, certain currencies may become blocked (i.e., not freely available for transfer from a foreign country), resulting in the possible inability of the fund to convert proceeds realized upon sale of portfolio securities of the affected foreign companies into U.S. currency.

Because investments in foreign companies usually will involve currencies of foreign countries and because the funds may temporarily hold funds in bank deposits in foreign currencies during the completion of investment programs, the value of any of the assets of the funds as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and a fund may incur costs in connection with conversions between various currencies.  Each fund will conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.  Additionally, to protect against uncertainty in the level of future exchange rates, Capital Appreciation, Growth & Income and International Equity may enter into contracts to purchase or sell foreign currencies at a future date (a “forward foreign currency contract” or “forward contract”). When deemed appropriate by the portfolio managers of International Equity or Investment Grade Bond, those funds may from time to time seek to reduce foreign currency risk by hedging some or all of the fund's foreign currency exposure back into the U.S. dollar.

Hedging Instruments - Futures, Forwards, Options and Hedging Transactions:

General Description.  Each fund, except Small Cap Growth, may use certain financial instruments (“Hedging Instruments”), which may include futures contracts (sometimes referred to as “futures”), options, options on futures and forward currency contracts, to attempt to hedge the fund’s investment portfolio as discussed below.

The use of Hedging Instruments is subject to applicable regulations of the Securities and Exchange Commission (“Commission”), the exchanges upon which they are traded and the Commodity Futures Trading Commission (“CFTC”).  In addition, a fund’s ability to use Hedging Instruments may be limited by tax considerations. See “Taxes.”  Pursuant to claims for exemption filed with the National Futures Association on behalf of each fund, except Small Cap Growth, each fund is not deemed to be a “commodity pool operator” or a “commodity pool” under the Commodity Exchange Act and is not subject to registration or regulation as such under the Commodity Exchange Act.

In addition to the products and strategies described below, the funds expect to discover additional opportunities in connection with options, futures contracts, forward currency contracts and other hedging techniques.  These new opportunities may become available as each fund’s portfolio manager develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new options, futures contracts, forward currency contracts or other techniques are developed.  A fund’s portfolio manager may utilize these opportunities to the extent that it is consistent with a fund’s investment objective(s) and permitted by the fund’s investment limitations and applicable regulatory authorities.  Although a fund may be permitted to use a variety of Hedging Instruments, each fund presently intends to purchase, sell and use for hedging or investment purposes those Hedging Instruments as specified and discussed in the sections that follow.

Special Risks of Hedging Strategies.  The use of Hedging Instruments involves special considerations and risks, as described below.  Risks pertaining to particular Hedging Instruments are described in the sections that follow.

(1)           Successful use of most Hedging Instruments depends upon a portfolio manager’s ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities.  While each fund’s portfolio manager is experienced in the use of Hedging Instruments, there can be no assurance that any particular hedging strategy adopted will succeed.

(2)           There might be imperfect correlation, or even no correlation, between price movements of a Hedging Instrument and price movements of the investments being hedged.  For example, if the value of a Hedging Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Hedging Instruments are traded.  The effectiveness of hedges and using Hedging Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

To compensate for imperfect correlation, a fund may purchase or sell Hedging Instruments in a greater dollar amount than the hedged securities or currency if the volatility of the hedged securities or currency is historically greater than the volatility of the Hedging Instruments.  Conversely, a fund may purchase or sell fewer contracts if the volatility of the price of the hedged securities or currency is historically less than that of the Hedging Instruments.

(3)           Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged.  However, hedging strategies also can reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investments.  For example, if a fund entered into a short hedge because its portfolio manager projected a decline in the price of a security in the fund’s investment portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Hedging Instrument.  Moreover, if the price of the Hedging Instrument declined by more than the increase in the price of the security, the fund could suffer a loss.  In either such case, the fund would have been in a better position had it not hedged at all.

(4)           As described below, each fund might be required to maintain assets as “cover”, maintain segregated accounts or make margin payments when it takes positions in Hedging Instruments involving obligations to third parties.  If a fund were unable to close out its positions in such Hedging Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured.  These requirements might impair a fund’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.  A fund’s ability to close out a position in a Hedging Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (“counterparty”) to enter into a transaction closing out the position.  Therefore, there is no assurance that any hedging position can be closed out at a time and price that is favorable to the fund.

Cover for Hedging Strategies.  Some Hedging Instruments expose a fund to an obligation to another party.  A fund will not enter into any such transactions unless it owns either (1) an offsetting (“covered”) position in securities, currencies, forward currency contracts, options, or futures contracts or (2) cash and other liquid assets with a value, marked-to-market daily, sufficient at all times to cover its potential obligations to the extent not covered as provided in (1) above.  Each fund will comply with Commission guidelines regarding cover for instruments and will, if the guidelines so require, set aside cash or other liquid assets in an account with the fund’s custodian, in the prescribed amount.

Assets used as cover or otherwise held in an account cannot be sold while the position in the corresponding Hedging Instrument is open, unless they are replaced with other appropriate assets.  As a result, the commitment of a large portion of a fund’s assets to cover in segregated accounts could impede its ability to meet redemption requests or other current obligations.

Options:

Each fund, except Small Cap Growth, may use for hedging, substitution or investment purposes, certain options, including options on securities, equity and debt indices and currencies.  However, Growth & Income and Investment Grade Bond may only purchase and sell call options on securities and write covered call options on securities as discussed below.  Certain risks and special characteristics of these strategies are discussed below.

Risks of Options Trading.  The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge.  Writing put or call options can enable the fund to enhance income or yield by reason of the premiums paid by the purchasers of such options.  However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, the fund would expect to suffer a loss.

Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option.  However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the Fund will be obligated to sell the security or currency at less than its market value.  If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under “Illiquid and Restricted Securities.”

Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option.  However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value.  If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under “Illiquid and Restricted Securities.”

The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions.  Options that expire unexercised have no value.

A fund effectively may terminate its right or obligation under an option by entering into a closing transaction.  If the fund wished to terminate its obligation to purchase or sell securities or currencies under a put or call option it has written, it may purchase a put or call option of the same series (i.e., an option identical in its terms to the option previously written); this is known as a closing purchase transaction.  Conversely, in order to terminate its right to purchase or sell under a call or put option it has purchased, a fund may write a call or put option of the same series; this is known as a closing sale transaction.  Closing transactions essentially permit the fund to realize profits or limit losses on its options positions prior to the exercise or expiration of the option.  Whether a profit or loss is realized from a closing transaction depends on the price movement of the underlying security, index, currency or futures contract and the market value of the option.

In considering the use of options, particular note should be taken of the following:

(1)           The value of an option position will reflect, among other things, the current market price of the underlying security, index, currency or futures contract, the time remaining until expiration, the relationship of the exercise price to the market price, the historical price volatility of the underlying instrument and general market conditions.  For this reason, the successful use of options depends upon a fund’s portfolio manager’s ability to forecast the direction of price fluctuations in the underlying instrument.

(2)           At any given time, the exercise price of an option may be below, equal to or above the current market value of the underlying instrument.  Purchased options that expire unexercised have no value.  Unless an option purchased by a fund is exercised or unless a closing transaction is effected with respect to that position, a loss will be realized in the amount of the premium paid.

(3)           A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options.  Most exchange-listed options relate to futures contracts, stocks and currencies.  The ability to establish and close out positions on the exchanges is subject to the maintenance of a liquid secondary market.  Although a fund intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time.  In such event, it may not be possible to effect closing transactions with respect to certain options, with the result that the fund would have to exercise those options that it has purchased in order to realize any profit.

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract.  While this type of arrangement allows a fund greater flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.  Since closing transactions may be effected with respect to options traded in the OTC markets (currently the primary markets of options on debt securities) only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such market exists, there can be no assurance that a fund will, in fact, be able to close out an OTC option position at a favorable price prior to expiration.  In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

With respect to options written by a fund, the inability to enter into a closing transaction may result in material losses.  For example, because a fund may maintain a covered position with respect to any call option it writes on a security, it may not sell the underlying security during the period it is obligated under such option.  This requirement may impair the fund’s ability to sell a portfolio security or make an investment at a time when such a sale or investment might be advantageous.

(4)           Activities in the options market may result in a higher portfolio turnover rate and additional brokerage costs; however, a fund also may save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation of market movements.

(5)           The risks of investment in options on indices may be greater than options on securities or currencies.  Because index options are settled in cash, when a fund writes a call on an index it cannot provide, in advance, for its potential settlement obligations by acquiring and holding the underlying securities.  A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based.  However, the fund cannot, as a practical matter, acquire and hold an investment portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

Even if a fund could assemble an investment portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the “timing risk” inherent in writing index options.  When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised.  As with other kinds of options, a fund as the call writer will not learn that it has been assigned until the next business day, at the earliest.  The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer’s obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past.  So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder.  In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price.  Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date.  By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its investment portfolio.  This “timing risk” is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index subsequently may change.  If such a change causes the exercised option to fall out-of-the-money, the fund will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

As noted above, Growth & Income and Investment Grade Bond may write covered call options on securities to increase income in the form of premiums received from the purchasers of the options.  Because it can be expected that a call option will be exercised if the market value of the underlying security increases to a level greater than the exercise price, a fund will write covered call options on securities generally when its portfolio manager believes that the premium received by the fund plus anticipated appreciation in the market price of the underlying security up to the exercise price of the option, will be greater than the total appreciation in the price of the security.  For Growth & Income and Investment Grade Bond, the aggregate value of the securities underlying call options (based on the lower of the option price or market) may not exceed 50% of its net assets.

The strategy also may be used to provide limited protection against a decrease in the market price of the security in an amount equal to the premium received for writing the call option, less any transaction costs.  Thus, if the market price of the underlying security held by a fund declines, the amount of such decline will be offset wholly or in part by the amount of the premium received by the fund.  If, however, there is an increase in the market price of the underlying security and the option is exercised, the fund will be obligated to sell the security at less than its market value.  A fund would lose the ability to participate in the value of such securities above the exercise price of the call option.  A fund also gives up the ability to sell the portfolio securities used to cover the call option while the call option is outstanding.

Futures and Options on Futures:

Large Cap Core may purchase and sell futures on securities, indices or currencies and options on futures for hedging or investment purposes.  (In general, a call option on a futures contract is “in-the-money” if the value of the underlying futures contract exceeds the “strike” (or exercise) price of the call; a put option on a futures contract is “in-the-money” if the value of the underlying futures contract is exceeded by the strike price of the put.)  International Equity may purchase and sell only currency and stock index futures for hedging or investment purposes.

Risks of Futures and Options on Futures Trading. Although futures contracts by their terms call for actual delivery or acceptance of currencies or financial instruments, in most cases the contracts are closed out before the settlement date without the making or taking of delivery.  Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or currency and the same delivery date.  If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain.  Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss.  Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale.  If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

A fund is required to maintain margin deposits through which it buys and sells futures contracts or writes options on future contracts. Initial margin deposits vary from contract to contract and are subject to change.  Margin balances are adjusted daily to reflect unrealized gains and losses on open contracts.  If the price of an open futures or written option position declines so that a fund has market exposure on such contract, the broker will require the fund to deposit variation margin.  If the value of an open futures or written option position increases so that a fund no longer has market exposure on such contract, the broker will pay any excess variation margin to the fund.

Most of the exchanges on which futures contracts and options on futures are traded limit the amount of fluctuation permitted in futures and options prices during a single trading day.  The daily price limit establishes the maximum amount that the price of a futures contract or option may vary either up or down from the previous day’s settlement price at the end of a trading session.  Once the daily price limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit.  The daily price limit governs only price movement during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions.  Futures contract and options prices occasionally have moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures or options positions and subjecting some traders to substantial losses.

Another risk in employing futures contracts and options as a hedge is the prospect that prices will correlate imperfectly with the behavior of cash prices for the following reasons.  First, rather than meeting additional margin deposit requirements, investors may close contracts through offsetting transactions.

Second, the liquidity of the futures and options markets depends on participants entering into offsetting transactions rather than making or taking delivery.  To the extent that participants decide to make or take delivery, liquidity in the futures and options markets could be reduced, thus producing distortion.  Third, from the point of view of speculators, the deposit requirements in the futures and options markets are less onerous than margin requirements in the securities market.  Therefore, increased participation by speculators in the futures and options markets may cause temporary price distortions.  Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or security price trends by a portfolio manager may still not result in a successful transaction.

In addition to the risks that apply to all options transactions, there are several special risks relating to options on futures contracts.  The ability to establish and close out positions in such options is subject to the existence of a liquid secondary market.  Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to a fund because the maximum amount at risk is the premium paid for the options (plus transaction costs).  However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to a fund when the purchase or sale of a futures contract would not, such as when there is no movement in the price of the underlying investment.

Stock and Bond Index Futures.  A stock or bond index assigns relative values to the common stocks or bonds comprising the index.  An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.

The risk of imperfect correlation between movements in the price of an index futures contract and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund’s portfolio diverges from the securities included in the applicable index.  The price of the index futures may move more than or less than the price of the securities being hedged.  If the price of the futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the fund would be in a better position than if it had not hedged at all.  If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures contracts, a fund may buy or sell index futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the historical volatility of the prices of such securities is more than the historical volatility of the index.  It is also possible that, where a fund has sold futures contracts to hedge its securities against decline in the market, the market may advance and the value of securities held by the fund may decline.  If this occurred, the fund would lose money on the futures contract and also experience a decline in value in its portfolio securities.  However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices upon which the futures contracts are based.

Where index futures contracts are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in securities in an orderly fashion, it is possible that the market may decline instead.  If a fund then concludes not to invest in securities at that time because of concern as to possible further market decline for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

Foreign Currency Hedging Strategies.  Large Cap Core and Investment Grade Bond may use options and futures on foreign currencies and International Equity may only use futures on foreign currencies.

Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated.  Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

A fund might seek to hedge against changes in the value of a particular currency when no Hedging Instruments on that currency are available or such Hedging Instruments are more expensive than certain other Hedging Instruments.  In such cases, a fund may hedge against price movements in that currency by entering into transactions using Hedging Instruments on another currency or basket of currencies, the values of which its portfolio manager believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Hedging Instrument will not correlate perfectly with movements in the price of the currency being hedged is magnified when this strategy is used.

The value of Hedging Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar.  Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Hedging Instruments, a fund could be disadvantaged by having to deal in the odd-lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations be available through dealers or other market sources be firm or revised on a timely basis.  Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable.  The interbank market in foreign currencies is a global, round-the-clock market.  If the U.S. futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Hedging Instruments until they reopen.

Settlement of transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.  Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

Forward Currency Contracts.  Each fund, except Small Cap Growth, may enter into forward currency contracts as discussed below.  Capital Appreciation and Small Cap Core Value may enter into contracts to purchase or sell foreign currencies at a future date that is not more than 30 days from the date of the contract.  International Equity and Investment Grade Bond generally will not enter into a forward contract with a term of greater than one year.

Large Cap Core, Small Cap Core Value, Growth & Income, Investment Grade Bond and International Equity may enter into a forward contract to sell the foreign currency for a fixed U.S. dollar amount approximating the value of some or all of their respective portfolio securities denominated in such foreign currency.  International Equity may enter into such a forward contract when its portfolio manager believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar.

In addition, Large Cap Core, Capital Appreciation, Small Cap Core Value, International Equity, Investment Grade Bond and Growth & Income may use forward currency contracts when its portfolio manager wishes to “lock in” the U.S. dollar price of a security when the fund is purchasing or selling a security denominated in a foreign currency or anticipates receiving a dividend or interest payment denominated in a foreign currency.

Growth & Income, International Equity and Investment Grade Bond may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date either with respect to specific transactions or with respect to portfolio positions in order to minimize the risk to the fund from adverse changes in the relationship between the U.S. dollar and foreign currencies.

Capital Appreciation, Large Cap Core, Mid Cap Growth, Small Cap Core Value, International Equity, Investment Grade Bond and Growth & Income may seek to hedge against changes in the value of a particular currency by using forward contracts on another foreign currency or a basket of currencies, the value of which the fund’s portfolio manager believes will have a positive correlation to the values of the currency being hedged. Use of a different foreign currency magnifies the risk that movements in the price of the forward contract will not correlate or will correlate unfavorably with the foreign currency being hedged.

In addition, Large Cap Core, Small Cap Core Value, International Equity, Investment Grade Bond and Growth & Income may use forward currency contracts to shift exposure to foreign currency fluctuations from one country to another.  For example, if a fund owned securities denominated in a foreign currency and its portfolio manager believed that currency would decline relative to another currency, it might enter into a forward contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency.  Transactions that use two foreign currencies are sometimes referred to as “cross hedging.”  Use of a different foreign currency magnifies a fund’s exposure to foreign currency exchange rate fluctuations.

The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the then market conditions prevailing. Because forward currency contracts usually are entered into on a principal basis, no fees or commissions are involved.  When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract.  Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures, by entering into an instrument identical to the original contract.  Secondary markets generally do not exist for forward currency contracts, however, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty.  Thus, there can be no assurance that a fund will, in fact, be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity.  In either event, the fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in the securities or currencies that are the subject of the hedge or to maintain cash or securities.

The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established.  Thus, a fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward contracts.  The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Combined Transactions.  A fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position.  For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.  Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.  Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

A fund’s options and futures activities may affect its turnover rate and brokerage commission payments.  The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate.  Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.  The exercise of puts purchased by a fund may also cause the sale of related investments, and increasing turnover; although such exercise is within the fund’s control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put.  A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract.  Such commissions may be higher than those that would apply to direct purchases or sales.

Swaps, Caps, Floors and Collars:

Among the transactions into which International Equity may enter are interest rate, currency, index and total return swaps and the purchase or sale of related caps, floors and collars.  The fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the fund anticipates purchasing at a later date.  Interest rate swaps involve the exchange with another party of respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal

International Equity will usually enter into swaps on a net basis, i.e., the two payment systems are netted out in a cash settlement on the payment date or dates specified in the instrument, with the fund receiving or paying, as the case may be, only the net amount of the two payments.  Inasmuch as these swaps, caps, floors and collars are entered into for good faith hedging purposes, the portfolio manager believes such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to its borrowing restrictions.  The fund will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody’s or has an equivalent rating from any other Nationally Recognized Statistical Rating Organization or is determined to be of equivalent credit quality by the portfolio manager.  If there is a default by the counterparty, the fund may have contractual remedies pursuant to the agreements related to the transaction.  The swap market has grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation.  As a result, the swap market has become relatively liquid.  Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, less liquid than swaps.

International Equity may enter into credit default swap contracts for investment purposes.  As the seller in a credit default swap contract, the fund would be required to pay the par (or other agreed-upon) value of a referenced debt obligation to the counterparty in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation.  In return, the fund would receive from the counterparty a periodic stream of payments over the term of the contract, provided that no event of default has occurred.  If no default occurs, the fund would keep the stream of payments and would have no payment obligations.  As the seller, the fund would be subject to investment exposure on the notional amount of the swap.

International Equity may also purchase credit default swap contracts in order to hedge against the risk of default of debt securities held in its portfolio, in which case the fund would function as the counterparty referenced in the preceding paragraph.  This would involve the risk that the investment may expire worthless and would only generate income in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability).   It would also involve credit risk, i.e. that the seller may fail to satisfy its payment obligations to the fund in the event of a default.

Options on Swap Agreements:

International Equity may enter into options on swap agreements.  These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the fund than if the fund had invested directly in an instrument that yielded that desired return. The fund may write (sell) and purchase put and call swap options.  Depending on the terms of a particular option agreement, the fund will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option.  When the fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised.  However, when the fund writes a swap option, upon the exercise of the option, the fund will become obligated according to the terms of the underlying agreement.

Forward Commitments:

International Equity, Investment Grade Bond and Growth & Income may make contracts to purchase securities for a fixed price at a future date beyond customary settlement time (“forward commitments”).  However, Growth & Income currently has no intention of engaging in such transactions at this time.  A fund may engage in forward commitments if it either (1) holds and maintains until the settlement date in a segregated account, cash or high-grade debt obligations in an amount sufficient to meet the purchase price or (2) enters into an offsetting contract for the forward sale of securities of equal value that it owns.  Forward commitments may be considered securities in themselves.  They involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, which risk is in addition to the risk of decline in value of a fund’s other assets.  When such purchases are made through dealers, a fund relies on the dealer to consummate the sale.  The dealer’s failure to do so may result in the loss to the fund of an advantageous yield or price.  Although a fund generally will enter into forward commitments with the intention of acquiring securities for its investment portfolios, each fund may dispose of a commitment prior to settlement and may realize short-term profits or losses upon such disposition.

Illiquid and Restricted Securities:

Each fund will not purchase or otherwise acquire any illiquid security, agreements maturing in more than seven days, if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale.  The funds presently have no intention of investing more than 5% of their respective assets in illiquid securities.  OTC options and their underlying collateral are currently considered to be illiquid investments.  Large Cap Core, Investment Grade Bond, Growth & Income, Small Cap Core Value and Mid Cap Stock may sell OTC options and, in connection therewith, segregate assets or cover its obligations with respect to OTC options written by these funds.  The assets used as cover for OTC options written by a fund will be considered illiquid unless OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement.  The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Not all restricted securities are deemed illiquid for the purposes noted in this section.  There is a large institutional market for certain securities that are not registered under the Securities Act of 1933, as amended (“1933 Act”).  Rule 144A under the 1933 Act, establishes a “safe harbor” from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.  Institutional markets for restricted securities that have developed as a result of Rule 144A provide both readily ascertainable values for certain restricted securities and the ability to liquidate an investment to satisfy share redemption orders.  An insufficient number of qualified institutional buyers interested in purchasing Rule 144A eligible securities held by a fund, however, could adversely affect the marketability of such portfolio securities and a fund may be unable to dispose of such securities promptly or at reasonable prices.  These securities are deemed to be illiquid for purposes of compliance limitations on holdings of illiquid securities.

Precious Metal-Related Instruments:

Each fund may invest in precious metal-related instruments (such as gold, silver, platinum and palladium), including (i) the equity securities of companies that explore for, extract, process or deal in precious metals, and related options or warrants thereof, and (ii) asset-based securities indexed to the value of such metals, such as ETFs, and, with the exception of Small Cap Growth, related options thereof. Investments in precious metal-related instruments may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when values of precious metal-related instruments are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability.

Risks of Precious-Metal Related Instruments.  A Fund’s investments in precious metals (e.g. gold, silver, platinum and palladium) and precious metal-related instruments can fluctuate due to monetary and political developments such as economic cycles, the devaluation of currency, changes in inflation or expectations about inflation in various countries, interest rates, metal sales by governments or other entities, government regulation (including the possibility that the U.S. government could restrict or prohibit the ownership of gold), and resource availability and demand. Changes in the political climate for major precious metal producers such as China, Australia, South Africa, Russia, the United States, Peru and Canada may have a direct impact on worldwide precious metal prices. Based on historical experience, during periods of economic or fiscal instability, precious metal-related instruments may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies, which may, in turn, adversely affect the financial condition of such companies. Finally, there may be additional tax risk associated with investments in precious metal-related investments.

Other Investment Companies and Index Securities:

Investment Companies.  Each fund may invest in the securities of other investment companies to the extent that such an investment would be consistent with the requirements of the 1940 Act.  Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses.  By investing in another investment company, a fund becomes a shareholder of that investment company.  As a result, a fund’s shareholders indirectly bear the fund’s proportionate share of the fees and expenses paid by the shareholders of the other investment company, in addition to the fees and expenses fund shareholders directly bear in connection with the fund’s own operations.

Index Securities.  Each fund may invest in S&P’s Depositary Receipts, S&P’s MidCap 400 Depositary Receipts, and other similar index securities, which are considered investments in other investment companies (“Index Securities”).  Index Securities are subject to the risks of an investment in a broadly based portfolio of common stocks.

Other Investment Practices:

When-Issued and Delayed Delivery Transactions.  International Equity may enter into agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date.  Such agreements might be entered into, for example, when International Equity anticipates a decline in interest rates and is able to obtain a more advantageous yield by committing currently to purchase securities to be issued later.  When International Equity purchases securities on a when-issued or delayed delivery basis, it is required either (1) to create a segregated account with the custodian and to maintain in that account cash, U.S. Government securities or other high grade debt obligations in an amount equal on a daily basis to the amount of International Equity’s when-issued or delayed delivery commitments or (2) to enter into an offsetting forward sale of securities it owns equal in value to those purchased.  International Equity will only make commitments to purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities.  However, International Equity may sell these securities before the settlement date if it is deemed advisable as a matter of investment strategy.  When the time comes to pay for when-issued or delayed delivery securities, International Equity will meet its obligations from then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the when-issued or delayed delivery securities themselves (which may have a value greater or less than International Equity’s payment obligation).

At the time that a fund purchases a security using one of these techniques, a segregated account consisting of cash or liquid securities equal to the value of the when-issued or forward or firm commitment securities will be established and maintained with the Trust’s Custodian or on the fund’s books and records and will be marked to market daily. On the delivery date, the fund will meet its obligations from securities that are then maturing or sales of securities held in the segregated asset account and/or from available cash flow. When-issued and forward commitment securities may be sold prior to the settlement date. The fund will engage in when-issued and forward commitment transactions only with the intention of actually receiving or delivering the securities, as the case may be. However, if the fund chooses to dispose of the right to acquire a security prior to its acquisition or dispose of its right to deliver or receive against a forward commitment, it can incur a gain or loss. In addition, there is always the risk that the securities may not be delivered and that the fund may incur a loss or will have lost the opportunity to invest the amount set aside for such transaction in the segregated account.

If the fund disposes of the right to acquire a when-issued or forward commitment security prior to its acquisition or disposes of its right to deliver against a forward commitment, it can incur a gain or loss due to market fluctuation. In some instances prior to the settlement date, the third-party seller of when-issued or forward commitment securities may determine that it will be unable to meet its existing transaction commitments without borrowing securities. In the event that it is advantageous from a yield perspective, the fund may agree to resell its purchase commitment to the third-party seller at the current market price on the date of sale and concurrently enter into another purchase commitment for such securities at a later date. As an inducement for the fund to “roll over” its purchase commitment, the fund may receive a negotiated fee.

Loans of Portfolio Securities.  Each fund may loan portfolio securities to qualified broker-dealers.  International Equity may loan portfolio securities to broker-dealers or other financial institutions.  The collateral for a fund’s loans will be “marked to market” daily so that at all times the collateral exceeds 100% of the value of the loan.  A fund may terminate such loans at any time and the market risk applicable to any security loaned remains its risk.  Although voting rights, or rights to consent, with respect to the loaned securities pass to the borrower, a fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by it if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment.  A fund also may call such loans in order to sell the securities involved.  The borrower must add to the collateral whenever the market value of the securities rises above the level of such collateral.  Securities loans involve some risk. A fund could incur a loss if the borrower should fail financially at a time when the value of the loaned securities is greater than the collateral.  The primary objective of securities lending is to supplement a fund’s income through investment of the cash collateral in short-term interest bearing obligations.

Temporary Defensive Purposes.  For temporary defensive purposes during anticipated periods of general market decline, each fund may invest up to 100% of its net assets in: (1) money market instruments, including securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements secured thereby; (2) bank CDs and bankers’ acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, high-grade commercial paper; and (3) other long- and short-term debt instruments that are rated A or higher by either S&P or Moody’s.  For a description of S&P or Moody’s commercial paper and corporate debt ratings, see Appendix B.  Each fund also may take positions that are inconsistent with its principal investment strategies.

In addition, for temporary defensive purposes, International Equity may invest all or a major portion of its assets in: (1) foreign debt securities; (2) debt and equity securities or U.S. issuers; and (3) obligations issued or guaranteed by the U.S. or a foreign government or their respective agencies, authorities or instrumentalities.

B.	Industry Classifications

For purposes of determining industry classifications, each fund relies primarily upon classifications published by Bloomberg L.P.  If Bloomberg L.P. does not have an industry classification for a particular security or the industry designated no longer appears reasonable, Eagle Asset Management, Inc. (“Eagle”) may designate an appropriate Bloomberg L.P. industry classification. In addition, if any Bloomberg L.P. classifications are determined by Eagle to be so broad that the primary economic characteristics of issuers within a single class are materially different, the funds will classify issuers within that class according to the Directory of Companies Filing Annual Reports with the Commission .

III.	INVESTMENT LIMITATIONS

A.	Fundamental Investment Policies for All Funds

In addition to the limits disclosed above and the investment limitations described in the Prospectus, the funds are subject to the following investment limitations that are fundamental policies and may not be changed without the vote of a majority of the outstanding voting securities of the applicable fund.  Under the 1940 Act, a “vote of a majority of the outstanding voting securities” of a fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares present at a shareholders meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

Borrowing.  The funds may not borrow money, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

Commodities. The funds may not purchase or sell commodities or commodity contracts unless acquired as a result of ownership of securities or other instruments issued by persons that purchase or sell commodities or commodities contracts; but this shall not prevent the fund from purchasing, selling and entering into financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), options on financial futures contracts (including futures contracts on indices of securities, interest rates and currencies), warrants, swaps, forward contracts, foreign currency spot and forward contracts or other derivative instruments that are not related to physical commodities.

Concentration. Except for any fund that is ‘concentrated’ in an industry or group of industries within the meaning of the 1940 Act, the Funds may not purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 25% of the Fund’s total assets would be invested in the securities of companies whose principal business activities are in the same industry.

Diversification. Except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief, each fund may not with respect to 75% of the fund’s total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, and securities of other investment companies) if, as a result, (a) more than 5% of a fund’s total assets would be invested in the securities of that issuer, or (b) a fund would hold more than 10% of the outstanding voting securities of that issuer.

Loans, Repurchase Agreements and Loans of Portfolio Securities. The funds may make loans only as permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

Real Estate. The funds may not purchase or sell real estate, except that, to the extent permitted by applicable law, the funds may (1) invest in securities or other instruments directly or indirectly secured by real estate, and (2) invest in securities or other instruments issued by issuers that invest in real estate.

Senior Securities.  The funds may not issue senior securities, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

Underwriting. The funds may not underwrite securities issued by others, except to the extent that the fund may be considered an underwriter within the meaning of the 1933 Act in the disposition of restricted securities or in connection with investments in other investment companies.

B.           Non-Fundamental Investment Policies

The funds have adopted the following additional restrictions which, together with certain limits described above, may be changed by the Board without shareholder approval in compliance with applicable law, regulation or regulatory policy.

Investing in Illiquid Securities.  Each fund may not invest more than 15% of their net assets in repurchase agreements maturing in more than seven days or in other illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions as to resale and including, in the case of Growth & Income, privately placed securities.

Investing in Investment Companies.  Each fund may invest in securities issued by other investment companies as permitted by the 1940 Act.

C.     Exception

Option Writing.  Capital Appreciation and Small Cap Growth may not write put or call options.

Pledging.  Capital Appreciation may not pledge any securities except that it may pledge assets having a value of not more than 10% of its total assets to secure permitted borrowing from banks.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of the investment, a later increase or decrease in the percentage resulting from any change in value of net assets will not result in a violation of such restriction.

IV.	NET ASSET VALUE

The NAV per share less any applicable sales charge of each class of shares is separately determined daily as of the close of regular trading (typically 4 p.m. Eastern time or earlier NYSE closing time that day) on the New York Stock Exchange (the “NYSE”) each day the NYSE is open for business (each a “Business Day”)  The NYSE normally is open for business Monday through Friday except the following holidays:  New Year’s Day, Martin Luther King Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  The funds value securities or assets held in their portfolios as follows:

Listed Securities.  A security listed or traded on the NYSE is valued at its last sales price on the principal exchange on which it is traded prior to the time when assets are valued.  A security listed on the NASDAQ Stock Market is valued at the NASDAQ Official Closing Price (“NOCP”) provided by NASDAQ each business day.  The NOCP is the most recently reported price as of 4:00:02 p.m. Eastern time, unless that price is outside the range of the “inside” bid and asked prices.  If no sale is reported at that time or the security is traded in the OTC market, market value is based on the most recent quoted bid price.

Fixed Income Securities.  Short-term debt securities with a remaining maturity of sixty (60) days or less as of the valuation date shall be valued at cost with accrued interest or discount earned included in interest receivable.  Generally, debt securities with a remaining maturity of more than sixty (60) days shall be valued at representative quoted prices as provided by an independent pricing service.  If the validity of pricing information on high yield bonds provided by pricing services appears to be unreliable, then dealer supplied quotes may be used to value those securities.

Options and Futures.  Options and futures positions are valued based on market quotations when readily available.  Market quotations generally will not be available for options traded in the OTC market.

Foreign Assets.  Securities and other assets in foreign currency and foreign currency contracts will be valued daily in U.S. dollars at the foreign currency exchange rates prevailing at the time a fund calculates the daily NAV of each class.  Foreign currency exchange rates generally are determined as of the close of regular trading on the NYSE.  Occasionally, a “significant event” affecting the value of foreign securities occurs between the time at which they are determined and the close of regular trading on the NYSE; such events will not be reflected in a computation of the fund’s NAV.  If a “significant event” materially affecting the value of such securities or assets occurred during such time period, the securities or assets would be valued at their fair value as determined in good faith by Eagle or a third-party under procedures established by and under the general supervision and responsibility of the Board.  The foreign currency exchange transactions of a fund conducted on a spot basis are valued at the spot rate for purchasing or selling currency prevailing on the foreign exchange market.

Short-Term Securities.  Short-term investments having a maturity of sixty (60) days or less are valued at cost with accrued interest or discount earned included in interest receivable.

Fair Value Estimates.  In the event that (1) price quotations or valuations are not readily available, (2) readily available price quotations are not reflective of market value (prices deemed unreliable), or (3) a significant event has been recognized in relation to a security or class of securities, such securities will be valued by a Valuation Committee consistent with procedures established by and under the general supervision and responsibility of the Board.  Significant events include, but are not limited to, single-issuer events such as corporate announcements or earnings, multiple-issuer events such as natural disasters and significant market fluctuations.

The funds are open each Business Day.  Trading in securities on European and Far Eastern securities exchanges and OTC markets normally is completed well before the funds’ close of business on each Business Day.  In addition, trading in various foreign markets may not take place on all Business Days or may take place on days that are not Business Days and on which the funds’ NAVs per share are not calculated.  Calculation of NAV of a class of shares does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation.  The funds calculate NAV per share and, therefore, effect sales and redemptions, as of the close of regular trading on the NYSE each Business Day.  If events materially affecting the value of such securities or other assets occur between the time when their prices are determined (including their value in U.S. dollars by reference to foreign currency exchange rates) and the time when the funds’ NAV is calculated, such securities and other assets may be valued at fair value by methods as determined in good faith by or under procedures established by the Board.

V.	INVESTING IN THE FUNDS

Each class of shares are sold at their next determined NAV on Business Days. The procedures for purchasing shares of a fund are explained in the Prospectus under “How to Invest.”

VI.	INVESTMENT PROGRAMS

A.	Retirement Plans

Eagle IRA. An individual who earns compensation and has not reached age 70½ before the close of the year generally may establish an individual retirement account (“IRA”).  An individual may make limited deductible contributions to an IRA through the purchase of fund shares (“Eagle IRA”).  A separate agreement is required to establish an Eagle IRA.  An Eagle IRA also may be used for certain “rollovers” from qualified benefit plans and from section 403(b) annuity plans. For more detailed information on an Eagle IRA, please contact Eagle.

The Code limits the deductibility of IRA contributions to a certain maximum.  Additionally, individuals who are age 50 or over by the end of any year may make additional special deductible “catch-up” contributions up to certain maximums per year.  These deductible contributions may be made only by taxpayers who are not active participants (and whose spouses are not active participants) in employer-provided retirement plans or who have adjusted gross income below a certain level; however, a married investor who is not an active participant in such a plan and files a joint income tax return with his or her spouse (and their combined adjusted gross income does not exceed certain maximums established in the Code) is not affected by the spouse’s active participant status.  The Code also permits other individuals to make nondeductible IRA contributions up to certain specified amounts.  In addition, individuals whose earnings (together with their spouse’s earnings) do not exceed a certain level may establish a Roth IRA; although contributions to this type of account are nondeductible, withdrawals from it will not be taxable under certain circumstances.

Other Retirement Plans.  Fund shares also may be used as the investment medium for qualified plans (defined benefit or defined contribution plans established by corporations, partnerships or sole proprietorships). Contributions to qualified plans may be made (within certain limits) on behalf of the employees, including owner-employees, of the sponsoring entity.

B.	Rights of Accumulation

Certain investors may qualify for the Class A sales charge reductions indicated in the sales charge schedule in the Prospectus by combining purchases of Class A and Class C shares into a single “purchase,” if the resulting purchase totals at least $25,000.  The term “purchase” refers to: (i) a single purchase by an individual, or to concurrent purchases that, in the aggregate, are at least equal to the prescribed amounts, by an individual, his spouse and their children purchasing Class A or Class C shares for his or their own account; (ii) a single purchase by a trustee or other fiduciary purchasing Class A or Class C shares for a single trust, estate or single fiduciary account although more than one beneficiary is involved; or (iii) a single purchase for the employee benefit plans of a single employer.  The term “purchase” also includes purchases by a “company,” as the term is defined in the 1940 Act, but does not include purchases by any such company that has not been in existence for at least six months or that has no purpose other than the purchase of mutual fund shares at a discount.  A “purchase” also may include Class A or Class C shares purchased at the same time through a single selected dealer of any other Eagle Mutual Fund that distributes its shares subject to a sales charge.

The applicable Class A shares initial sales charge will be based on the total of:

(i)	the investor’s current purchase;

(ii)
the NAV (at the close of business on the previous day) of (a) all Class A and Class C shares of a fund held by the investor and (b) all Class A and Class C shares of any other Eagle Mutual Fund held by the investor and purchased at a time when Class A shares of such other fund were distributed subject to a sales charge (including shares in a money market fund advised or offered by Eagle acquired by exchange); and

(iii)	the NAV of all Class A and Class C shares described in paragraph (ii) owned by another shareholder eligible to combine his purchase with that of the investor into a single “purchase.”

To qualify for a reduced sales charge on a purchase through a selected dealer, the investor or selected dealer must provide the funds’ transfer agent with sufficient information to verify that each purchase qualifies for the privilege or discount.

C.	Class A Letter of Intent

Investors also may obtain the reduced sales charges shown in the prospectus by means of a written Letter of Intent, which expresses the investor’s intention to invest not less than $25,000 within a period of 13 months in Class A shares of a fund or any other Eagle Mutual Fund subject to a sales charge.  Each purchase of Class A shares under a Letter of Intent will be made at the public offering price or prices applicable at the time of such purchase to a single transaction of the dollar amount indicated in the Letter of Intent.  In addition, if you own Class A shares of any other Eagle Mutual Fund subject to a sales charge, you may include those shares in computing the amount necessary to qualify for a sales charge reduction.

The Letter of Intent is not a binding obligation upon the investor to purchase the full amount indicated.  The minimum initial investment under a Letter of Intent is 5% of such amount.  Class A shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in the name of the investor) to secure payment of the higher sales charge applicable to the shares actually purchased if the full amount indicated is not purchased, and such escrowed Class A shares will be redeemed involuntarily to pay the additional sales charge, if necessary.  When the full amount indicated has been purchased, the escrow will be released.  The difference in sales charge will be used to purchase additional Class A shares of a fund subject to the rate of sales charge applicable to the actual amount of the aggregate purchases.  An investor may amend his/her Letter of Intent to increase the indicated dollar amount and begin a new 13-month period.  In that case, all investments subsequent to the amendment will be made at the sales charge in effect for the higher amount.  The escrow procedures discussed above will apply.

VII.	REDEEMING SHARES

The methods of redemption are described in the section of the Prospectus entitled “How to Sell Your Investment.”

A.	Receiving Payment

If a request for redemption is received by a fund in good order (as described below) before the close of regular trading on the NYSE (usually 4:00 p.m. Eastern time) on a Business Day, the shares will be redeemed at the NAV per share determined as of 4:00 p.m. Eastern time, minus any applicable CDSC.  Requests for redemption received by the fund after 4:00 p.m. Eastern time will be executed at the NAV determined as of 4:00 p.m. Eastern time on the next Business Day, minus any applicable CDSC.  Each fund reserves the right to accept and execute orders to redeem at such other time as designated by the fund if it accepts orders on days when the Exchange is closed.

If shares of a fund are redeemed by a shareholder through a participating dealer or participating bank (“Financial Advisor”), the redemption is settled with the shareholder as an ordinary transaction (generally three business days after the order was received).  Payment for shares redeemed normally will be made by the fund to the funds’ Distributor, Eagle Fund Distributors, Inc. (“EFD” or the “Distributor”), or a Financial Advisor on the next business day.

Other supporting legal documents may be required from corporations or other organizations, fiduciaries or persons other than the shareholder of record making the request for redemption. Questions concerning the redemption of fund shares can be directed to the Distributor, a Financial Advisor or to the Funds.

A redemption request will be considered to be received in “good order” if:

●	the number or amount of shares and the class of shares to be redeemed and shareholder account number have been indicated;

●	any written request is signed by a shareholder and by all co-owners of the account with exactly the same name or names used in establishing the account;

●
any written request is accompanied by certificates representing the shares that have been issued, if any, and the certificates have been endorsed for transfer exactly as the name or names appear on the certificates or an accompanying stock power has been attached; and

●	the signatures on any written redemption request of $100,000 have been properly guaranteed by a participant in our medallion signature guarantee programs (STAMP, SEMP).

Each fund has the right to suspend redemption or postpone payment at times when the Exchange is closed (other than customary weekend or holiday closings) or during periods of emergency or other periods as permitted by the Commission.  In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the NAV next determined, less any applicable CDSC, after the suspension is lifted.  If a redemption check remains outstanding after six months, each Fund reserves the right to redeposit those funds in any deposit account registered to the shareholder.

The Board may suspend the right of redemption or postpone payment for more than seven days at times (1) during which the NYSE is closed other than for the customary weekend and holiday closings, (2) during which trading on the NYSE is restricted as determined by the Commission, (3) during which an emergency exists as a result of which disposal by the funds of securities owned by them is not reasonably practicable or it is not reasonably practicable for the funds fairly to determine the value of their net assets or (4) for such other periods as the Commission may by order permit for the protection of the holders of a class of shares.

B.	Telephone Transactions

Shareholders may redeem shares by placing a telephone request to a fund.  A fund, Eagle, the transfer agent, the Distributor and their Trustees, directors, officers and employees are not liable for any loss arising out of telephone instructions they reasonably believe are authentic.  In acting upon telephone instructions, these parties use procedures that are reasonably designed to ensure that such instructions are genuine, such as (1) obtaining some or all of the following information: account number, name(s) and social security number(s) registered to the account, and personal identification; (2) recording all telephone transactions; and (3) sending written confirmation of each transaction to the registered owner.  If a fund, Eagle, the transfer agent, the Distributor and their Trustees, directors, officers and employees do not follow reasonable procedures, some or all of them may be liable for any such losses.

C.	Systematic Withdrawal Plan

Shareholders may elect to make systematic withdrawals from a fund account on a periodic basis.  The amounts paid each period are obtained by redeeming sufficient shares from an account to provide the withdrawal amount specified.  Should a CDSC apply, the liquidation will be the requested amount, less any applicable charges.  The Systematic Withdrawal Plan currently is not available for shares held in an IRA, Section 403(b) annuity plan, defined contribution plan, simplified employee pension plan or other retirement plan, unless the shareholder establishes, to the Funds’ satisfaction, that withdrawals from such an account may be made without imposition of a penalty.  Shareholders may change the amount to be paid by contacting the Funds and no charges shall apply.

Redemptions will be made at NAV determined as of the close of regular trading on the Exchange on a day of each month chosen by the shareholders or a day of the last month of each period chosen by the shareholders, whichever is applicable.  Except as described in the Prospectus, systematic withdrawals may be subject to a CDSC.  If the Exchange is not open for business on that day, the shares will be redeemed at NAV determined as of the close of regular trading on the Exchange on the following Business Day, minus any applicable CDSC for Class C shares.  If a shareholder elects to participate in the Systematic Withdrawal Plan, dividends and other distributions on all shares in the account must be reinvested automatically in fund shares.  A shareholder may terminate the Systematic Withdrawal Plan at any time without charge or penalty by giving written notice to the Funds.  The funds, Eagle, the transfer agent and the Distributor also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

A withdrawal payment is treated as proceeds from a sale of shares rather than as a dividend or a capital gain distribution.  These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold.  If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of the original investment may be correspondingly reduced.

Ordinarily, a shareholder should not purchase additional Class A shares of a fund, if maintaining a Systematic Withdrawal Plan of Class A shares, because the shareholder may incur tax liabilities in connection with such purchases and withdrawals.  A fund will not knowingly accept purchase orders from shareholders for additional Class A shares if they maintain a Systematic Withdrawal Plan unless the purchase is equal to at least one year’s scheduled withdrawals.  In addition, a shareholder who maintains such a Systematic Withdrawal Plan may not make periodic investments under each fund’s Automatic Investment Plan.

D.	Waiver of CDSC

The CDSC is currently is waived for: (1) any partial or complete redemption in connection with a distribution, without penalty, under section 72(t) of the Code from a qualified retirement plan, including a self-employed individuals retirement plan (a so-called “Keogh Plan”) or IRA upon attaining age 70 1/2; (2) any redemption resulting from a tax-free return of an excess contribution to a qualified employer retirement plan or an IRA; (3) any partial or complete redemption following death or disability (as defined in section 72(m)(7) of the Code) of a shareholder (including one who owns the shares as joint tenant with his spouse) from an account in which the deceased or disabled is named, provided the redemption is requested within one year of the death or initial determination of disability (4) shares are sold to make payments through certain sales from a Systematic Withdrawal Plan of up to 12% annually of the account balance at the beginning of the plan; or (5) shares are sold to close out shareholder accounts that do not comply with the minimum balance requirements.

E.	Redemptions-in-Kind

A fund is obligated to redeem shares for any shareholder for cash during any 90-day period up to $250,000 or 1% of that fund’s NAV, whichever is less.  Any redemption beyond this amount also will be in cash unless the Board determines that further cash payments will have a material adverse effect on remaining shareholders.  In such a case, a fund will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as each fund determines NAV.  The portfolio instruments will be selected in a manner that the Board deems fair and equitable.  A redemption-in-kind is not as liquid as a cash redemption.  If a redemption is made in kind, a shareholder receiving portfolio instruments could receive less than the redemption value thereof and could incur certain transaction costs.

F.	Frequent Purchases and Redemptions of Fund Shares

“Market timing” typically refers to the practice of frequent trading in the shares of mutual funds in order to exploit inefficiencies in fund pricing.  Eagle has no formal or informal arrangements to allow customers to frequently trade in the funds. Eagle and its service providers monitor trading activity in the funds in order to detect and deter market timing activities.  In some cases, such monitoring results in rejection of purchase or exchange orders.  While there is no guarantee that all market timing will be detected, Eagle has adopted a Market Timing Policy, described in the funds’ Prospectus, to deter such activity.

VIII.	EXCHANGE PRIVILEGE

An exchange is effected through the redemption of the shares tendered for exchange and the purchase of shares being acquired, at their respective NAVs, as next determined following receipt by the Fund whose shares are being exchanged of: (1) proper instructions and all necessary supporting documents or (2) a telephone request for such exchange in accordance with the procedures set forth in the Prospectus and below.  Telephone or telegram requests for an exchange received by a fund before the close of regular trading on the NYSE will be effected at the close of regular trading on that day.  Requests for an exchange received after the close of regular trading will be effected on the NYSE’s next trading day.

Each Fund reserves the right to: (1) reject any order to acquire its shares through exchange or otherwise, (2) restrict or (3) terminate the exchange privilege at any time.  In addition, each Eagle Mutual Fund may terminate this exchange privilege upon 60 days’ notice.

IX.	DISCLOSURE OF PORTFOLIO HOLDINGS

The funds’ policy is to protect the confidentiality of information relating to portfolio holdings and to prevent the selective disclosure of non-public information.  To this extent, neither the funds nor Eagle will provide portfolio holdings information to any individual, investor or other person unless specifically authorized by the funds’ Chief Compliance Officer (“CCO”) or as described below.

Each fund’s top 20 portfolio holdings will be posted on the funds’ website no earlier than 5 business days after a calendar month’s end and the full portfolio holdings (security name and percentage of total net assets) will be posted and available upon request to the funds’ shareholders no earlier than 5 business days after a calendar quarter’s end.  In addition, each fund’s portfolio holdings are reported on Form N-Q for its first and third fiscal quarter and are reported on Form N-CSR for its semiannual and annual periods.  See the Prospectus under “Account and Transaction Policies” for more information regarding public disclosure of the funds’ portfolio holdings.

The funds’ Board, officers and certain Eagle employees have regular access to the funds’ portfolio holdings.  In addition to being subject to the prohibitions regarding disclosure of, and trading on non-public information described in Eagle’s Code of Ethics, all Eagle personnel must annually certify compliance with the funds’ policy.  Specifically, Eagle’s Code of Ethics prohibits employees from revealing non-public information other than to:  (1) persons whose responsibilities require knowledge of the information; (2) regulatory authorities who have appropriate jurisdiction with respect to such matters or (3) third parties who utilize such information for ratings or performance analysis.  The CCO may approve access to the funds’ portfolio holdings by other persons in Eagle for a limited period of time upon determining that the access is in the best interest of the funds’ shareholders.

Certain employees of the funds’ subadvisers also have regular access to the funds’ portfolio holdings and must protect the confidentiality of the funds’ portfolio holdings.  The funds, Eagle and the subadvisers are prohibited from entering into any arrangement to disclose the funds’ portfolio holdings for any type of consideration.

The CCO may provide an entity including the funds’ subadvisers and custodians (“Authorized Service Provider”) with access to a fund’s portfolio holdings more frequently than is publicly available after the CCO’s determination that such access serves a legitimate business purpose.  An Authorized Service Provider may not receive portfolio holdings information unless it signs a confidentiality agreement.

Pursuant to arrangements with third-party vendors, Eagle provides the funds’ portfolio holdings information to Asset Management Services, Inc., Lipper Analytical Services Corporation, Crane Data, Morningstar, Bloomberg, Standard & Poor’s, Thompson Financial Services, Inc., and Vickers on a daily, monthly or quarterly basis subject to confidentiality agreements unless the information is publicly available.  Public information received by third party vendors is available no earlier than 5 days after calendar month or quarter end.

The CCO will assess each ad hoc request for access on a case-by-case basis.  Each request and the CCO’s response will be documented in writing, provided to Eagle’s compliance department for approval and posted on the funds’ website.  The CCO will send a response to the person making an ad hoc request at least one day after it is posted on the funds’ website.  All ad hoc disclosure requests will be reported to the funds’ Board at its next meeting.

In the event portfolio holdings disclosure made pursuant to the policy present a conflict of interest between the funds’ shareholders and Eagle, a subadviser, the Distributor or any affiliated person of the funds, the disclosure will not be made unless a majority of the Trustees who are not interested persons of a fund, as defined in the 1940 Act (“Independent Trustees”) or a majority of a board committee consisting solely of Independent Trustees approves such disclosure.

The CCO will make an annual report to the funds’ Board on the operation and effectiveness of the policy and any changes thereto.   In addition, the Board will receive any interim reports that the CCO may deem appropriate.

X.	TAXES

General.  Each fund is treated as a separate corporation for Federal tax purposes and intends to continue to qualify for favorable tax treatment as a regulated investment company under the Code (“RIC”).  To do so, a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally consisting of net investment income, the excess of net short-term capital gain over net long-term capital loss and net gains and losses from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) (“Distribution Requirement”) and must meet several additional requirements.  With respect to each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in stock, securities or those currencies (“Income Requirement”); (2) at the close of each quarter of the fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund’s total assets and that does not represent more than 10% of the issuer’s outstanding voting securities; and (3) at the close of each quarter of the fund’s taxable year, not more than 25% of the value of its total assets may be invested in securities (other than government securities or the securities of other RICs) of any one issuer or of two or more issuers the fund controls that are determined to be engaged in the same, similar or related trade or business.

By qualifying for treatment as a RIC, a fund (but not its shareholders) will be relieved of Federal income tax on the part of its investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.  If a fund failed to qualify for treatment as a RIC for any taxable year, it would be taxed on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders. Additionally, the shareholders would treat all those distributions, including distributions of net capital gain, as dividends to the extent of the fund’s earnings and profits, taxable as ordinary income (except that, for individual shareholders, all or part of those dividends may be subject to a maximum Federal tax rate of 15%).  In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

Each fund will be subject to a nondeductible 4% excise tax (“Excise Tax”) to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and its capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Disposition of Fund Shares; Distributions.  A redemption of fund shares will result in a taxable gain or loss to the redeeming shareholder, depending on whether the redemption proceeds are more or less than the shareholder’s adjusted basis in the redeemed shares (which normally includes any sales charge paid on Class A shares).  An exchange of shares of any fund for shares of another Eagle fund generally will have similar tax consequences.  However, special rules apply when a shareholder disposes of Class A shares of a fund through a redemption or exchange and, by January 31 of the calendar year following the year of that disposition, acquires Class A shares of that fund or of another Eagle fund without paying a sales charge due to the 90-day reinstatement or exchange privileges.  In these cases, any gain on the disposition of the original Class A shares will be increased, or loss decreased, by the amount of the sales charge paid when those shares were acquired, and that amount will increase the basis in the shares subsequently acquired.  In addition, if shares of a fund are purchased (whether pursuant to the reinstatement privilege or otherwise) within 30 days before or after redeeming other shares of that fund (regardless of class) at a loss, all or a portion of that loss will not be deductible and will increase the basis in the newly purchased shares.  Any capital gain an individual shareholder recognizes through 2012 on a redemption or exchange of his or her fund shares that have been held for more than one year will qualify for a maximum Federal tax rate of 15%.

If shares of a fund are sold at a loss after being held for six months or less, the loss will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received on those shares.  Investors also should be aware that if shares are purchased shortly before the record date for a dividend or other distribution, the shareholder will pay full price for the shares and receive some portion of the price back as a taxable distribution.

Dividends and other distributions a fund declares in the last quarter of any calendar year that are payable to shareholders of record on a date in that quarter will be deemed to have been paid by the fund and received by those shareholders on December 31 of that year if the fund pays them during the following January.  Accordingly, those distributions will be taxed to those shareholders for the taxable year in which that December 31 falls.

Dividends from a fund’s investment company taxable income, whether received in cash or in additional fund shares, are generally taxable to its shareholders as ordinary income, to the extent of its earnings and profits. A portion of those dividends (an insubstantial portion in the case of International Equity) may be eligible for the 15% maximum Federal income tax rate applicable to certain dividends that individuals receive through 2012 (“Qualified Dividend Income”).  The eligible portion may not exceed the aggregate dividends a fund receives from most domestic corporations and certain foreign corporations, unless that aggregate is at least 95% of its gross income (as specially computed), in which case the entire dividend will qualify.  In addition, the availability of the 15% rate is subject to satisfaction by the fund, and the shares on which the dividends are paid, of certain holding period and other restrictions. A portion of a fund’s dividends – not exceeding the aggregate dividends it receives from domestic corporations only – also may be eligible for the dividends-received deduction allowed to corporations, subject to similar holding period and other restrictions.  However, dividends a corporate shareholder deducts pursuant to the dividends-received deduction are subject indirectly to the Federal alternative minimum tax.  Distributions of a fund’s net capital gain are taxable to its shareholders as long-term capital gains at the maximum Federal rate of 15%, whether received in cash or in additional fund shares and regardless of the length of time the shares have been held. Shareholders receive Federal income tax information regarding dividends and other distributions after the end of each year.

Each fund is required to withhold 28% of all dividends, capital gain distributions and redemption proceeds (regardless of the extent to which gain or loss may be realized) otherwise payable to individuals and certain other noncorporate shareholders who do not provide the fund with a correct taxpayer identification number. Withholding at that rate also is required from dividends and capital gain distributions payable to such shareholders who otherwise are subject to backup withholding.

Income from Foreign Securities.  Dividends and interest a fund receives, and gains it realizes, on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (“foreign taxes”) that would reduce the total return on its securities.  Tax conventions between certain countries and the U.S. may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

If more than 50% of the value of a fund’s total assets at the close of any taxable year consists of securities of foreign corporations, it will be eligible to, and may, file an election with the Internal Revenue Service that would enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign taxes it paid.  It is anticipated that only International Equity will be eligible for this election. Pursuant to this election, the fund would treat those taxes as dividends paid to its shareholders and each shareholder would be required to (1) include in gross income, and treat as paid by the shareholder, the shareholder’s proportionate share of those taxes, (2) treat the shareholder’s share of those taxes and of any dividend the fund paid that represents income from foreign or U.S. possessions sources as the shareholder’s own income from those sources, and (3) either use the foregoing information in calculating the foreign tax credit against the shareholder’s Federal income tax or, alternatively, deduct the taxes deemed paid by the shareholder in computing the shareholder’s taxable income.  International Equity, if it makes this election, will report to its shareholders shortly after each taxable year their respective shares of the fund’s income from sources within foreign countries and U.S. possessions and foreign taxes it paid.  Individuals who have no more than $300 ($600 for married persons filing jointly) of creditable foreign taxes included on Forms 1099 and have no foreign source non-passive income will be able to claim a foreign tax credit without having to file the detailed Form 1116 that otherwise is required.

Each fund may invest in the stock of “passive foreign investment companies” (“PFICs”).  A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income.  Under certain circumstances, a fund will be subject to Federal income tax on a portion of any “excess distribution” it receives on the stock of a PFIC or of any gain on disposition of the stock (collectively “PFIC income”), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders.  The balance of the PFIC income will be included in the fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum Federal income tax rate on individuals’ Qualified Dividend Income.

If a fund invests in a PFIC and is able to and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain, which the fund most likely would have to distribute to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, even if the fund did not receive those earnings and gain from the QEF.  In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Each fund may elect to “mark-to-market” its stock in any PFIC and, in such event, would be required to distribute to its shareholders any mark-to-market gains in accordance with the Distribution Requirement.  “Marking-to-market,” in this context, means including in gross income each taxable year (and treating as ordinary income) the excess, if any, of the fair market value of a PFIC’s stock over a fund’s adjusted basis therein as of the end of that year.  Pursuant to the election, a fund also would be allowed to deduct (as an ordinary, not a capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the fund included in income for prior taxable years under the election. A fund’s adjusted basis in each PFIC’s stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

Gains or losses (1) from the disposition of foreign currencies, including forward currency contracts, (2) on the disposition of a foreign-currency-denominated debt security that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to exchange rate fluctuations between the time a fund accrues dividends, interest or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss.  These gains or losses will increase or decrease the amount of a fund’s investment company taxable income available to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

Hedging Strategies.  The use of hedging strategies, such as selling (writing) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine, for income tax purposes, the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith.  Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies, will be treated as qualifying income under the Income Requirement.

Some futures, foreign currency contracts and “nonequity” options (i.e., certain listed options, such as those on a “broad-based” securities index) in which a fund may invest will be subject to section 1256 of the Code (“Section 1256 Contracts”).  Section 1256 Contracts a fund holds at the end of each taxable year, other than Section 1256 Contracts that are part of a “mixed straddle” with respect to which it has made an election not to have the following rules apply, must be “marked-to-market” (that is, treated as sold for their fair market value) for Federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized.  60% of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of Section 1256 Contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss.  Section 1256 Contracts also may be marked-to-market for purposes of the Excise Tax.  These rules may operate to increase the amount that a fund must distribute to satisfy the Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income when distributed to them, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to the fund.

Code section 1092 (dealing with straddles) also may affect the taxation of certain Hedging Instruments in which a fund may invest.  That section defines a “straddle” as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property.  Under that section, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle.  In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.  The regulations under section 1092 also provide certain “wash sale” rules, which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and “short sale” rules applicable to straddles.  If a fund makes certain elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made.  Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

If a fund has an “appreciated financial position” – generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than “straight debt”) or partnership interest the fair market value of which exceeds its adjusted basis – and enters into a “constructive sale” of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time.  A constructive sale generally consists of a short sale, an offsetting notional principal contract or futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property.  In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale.  The foregoing will not apply, however, to any transaction by a fund during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund’s risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount Securities.  Growth & Income and Investment Grade Bond may acquire zero coupon or other securities issued with original issue discount (“OID”).  As a holder of those securities,  such a fund must include in its income the OID that accrues on them during the taxable year, even if it receives no corresponding payment on them during the year.  Because each fund annually must distribute substantially all of its investment company taxable income, including any OID, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives.  Those distributions will be made from the fund’s cash assets or from the proceeds of sales of portfolio securities, if necessary.  A fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gain.

Investments in REITs.    Each fund may invest in REITs. If a fund invests in equity securities of REITs, such investment may require the fund to accrue and distribute income not yet received. A fund’s investment in REIT equity securities may at other times result in the receipt of cash in excess of the REIT’s earnings. If a fund distributes those amounts, that distribution could constitute a return of capital to the fund’s shareholders for Federal income tax purposes. Dividends a fund receives from a REIT generally will not constitute Qualified Dividend Income. A fund distribution to foreign shareholders may be subject to certain Federal withholding and other requirements if the distribution is related to a distribution the fund receives from a REIT that is attributable to a sale of U.S. real property interests.

The foregoing is only a general summary of some of the important Federal tax considerations generally affecting the funds and their shareholders. No attempt is made to present a complete explanation of the Federal tax treatment of the funds’ activities, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential investors are urged to consult their own tax advisers for more detailed information and for information regarding the treatment of an investment in the funds under state and local tax laws, which may differ from the Federal tax treatment described above.

Cost Basis.  Pursuant to legislation passed by Congress in 2008, a Fund shareholder that wants to use the average cost method for determining basis with respect to his or her Fund shares acquired after December 31, 2011 (“Covered Shares”), must elect to do so in writing (which may be electronic).  If the shareholder of a Fund fails to affirmatively elect the average cost method, the basis determination will be made in accordance with the Fund’s default method, which might be a method other than average cost.  If, however, a Fund's default method is average cost and a shareholder wishes to use a different acceptable method for basis determination (e. g., a specific identification method), the shareholder may elect to do so.  The cost basis method a shareholder elects may not be changed with respect to a redemption of Covered Shares after the settlement date of the redemption.

That legislation also requires each Fund (or its administrative agent) to report to the IRS and furnish to its shareholders the cost basis information for Covered Shares.  In addition to the current requirement to report the gross proceeds from the sale of Fund shares, each Fund will also be required to report the cost basis information for Covered Shares and indicate whether they had a short-term or long-term holding period.  Fund shareholders should consult with their tax advisors to determine the best IRS-accepted cost basis method for their tax situation and to obtain more information about how the cost basis reporting law applies to them.

XI.	SHAREHOLDER INFORMATION

Each share of a fund gives the shareholder one vote in matters submitted to shareholders for a vote.  Each class of shares of each fund has equal voting rights, except that, in matters affecting only a particular class or series, only shares of that class or series are entitled to vote.  As Massachusetts business trusts, Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust are not required to hold annual shareholder meetings.  Shareholder approval will be sought only for certain changes in a Trust’s or a fund’s operation and for the election of Trustees under certain circumstances. A special meeting of shareholders shall be called by the Trustees upon the written request of shareholders owning at least 10% of a Trust’s outstanding shares.

XII.	FUND INFORMATION

A.   Management of the Funds

Board of Trustees.  The Funds are governed by the Board of Trustees.  The Board is responsible for and oversees the overall management and operations of each Trust and the Funds, which includes the general oversight and review of the Funds’ investment activities, in accordance with federal law and the law of the Commonwealth of Massachusetts, as well as the stated policies of the Funds.  The Board oversees the Funds’ officers and service providers, including Eagle, which is responsible for the management of the day-to-day operations of the Funds based on policies and agreements reviewed and approved by the Board.  In carrying out these responsibilities, the Board regularly interacts with and receives reports from senior personnel of service providers, including Eagle personnel, and the Funds’ Chief Compliance Officer, who reports directly to the Board.  The Board also is assisted by the Funds’ independent auditor (who reports directly to the Funds’ Audit Committee), independent counsel and other experts as appropriate, all of whom are selected by the Board.

Risk Oversight

Consistent with its responsibility for oversight of the Trusts and the Funds, the Board oversees the management of risks relating to the administration and operation of the Trusts and the Funds.  Eagle, as part of its responsibilities for the day-to-day operations of the Funds, is responsible for day-to-day risk management for the Funds.  The Board, in the exercise of its reasonable business judgment, also separately considers potential risks that may impact the Funds.  The Board performs this risk management oversight directly and, as to certain matters, through its committees (described below) and through the Independent Trustees.  The following provides an overview of the principal, but not all, aspects of the Board’s oversight of risk management for the Trusts and the Funds.

In general, a Fund’s risks include, among others, investment risk, credit risk, liquidity risk, valuation risk and operational risk.  The Board has adopted, and periodically reviews, policies and procedures designed to address risks to the Trusts and the Funds.  In addition, under the general oversight of the Board, Eagle, the Funds’ subadvisers and other service providers to the Funds have themselves adopted a variety of policies, procedures and controls designed to address particular risks to the Funds.  Different processes, procedures and controls are employed with respect to different types of risks.  Further, Eagle, as manager of the Funds, oversees and regularly monitors the investments, operations and compliance of the Funds’ subadvisers.

The Board also oversees risk management for the Trusts and the Funds through review of regular reports, presentations and other information from officers of the Funds and other persons.  The Funds’ Chief Compliance Officer (“CCO”) and senior officers of Eagle regularly report to the Board on a range of matters, including those relating to risk management.  The Board also regularly receives reports from Eagle and the Funds’ subadvisers with respect to the Funds’ investments.  In addition to regular reports from Eagle, the Board also receives reports regarding other service providers to the Funds, either directly or through Eagle or the Funds’ CCO, on a periodic or regular basis.  At least annually, the Board receives a report from the Funds’ CCO regarding the effectiveness of the Funds’ compliance program.  Also, on an annual basis, the Board receives reports, presentations and other information from Eagle and the Funds’ subadvisers in connection with the Board’s consideration of the renewal of: (1) each of the Trusts’ agreements with Eagle and the Funds’ subadvisers; and (2) the Trusts’ distribution plans under Rule 12b-1 under the 1940 Act.

The CCO also reports regularly to the Audit Committee on Fund valuation matters.  In addition, the Audit Committee receives regular reports from the Funds’ independent registered public accounting firm on internal control and financial reporting matters.  On at least a quarterly basis, the Independent Trustees meet with the Funds’ CCO to discuss matters relating to the Funds’ compliance program.

Board Structure and Related Matters

Board members who are not “interested persons” of the Funds as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”) constitute more than three-quarters of the Board.  The Trustees discharge their responsibilities collectively as a Board, as well as through Board committees.  The Board has established four standing committees, each of which operates pursuant to a charter approved by the Board that delineates the specific responsibilities of that committee: the Audit Committee, the Compliance Committee, the Nominating Committee and the Qualified Legal Compliance Committee.  For example, the Audit Committee is responsible for specific matters related to oversight of the Funds’ independent auditors, subject to approval of the Audit Committee’s recommendations by the Board.  The members and responsibilities of each Board committee are summarized below.

The Board periodically evaluates its structure and composition as well as various aspects of its operations.  The Board believes that its leadership structure, including its Independent Trustees, Lead Independent Trustee and Board committees, is appropriate for the Funds in light of, among other factors, the asset size and nature of the Funds, the number of Funds overseen by the Board, the arrangements for the conduct of the Funds’ operations, the number of Trustees, and the Board’s responsibilities.  On an annual basis, the Board conducts a self-evaluation that considers, among other matters, whether the Board and its committees are functioning effectively and whether, given the size and composition of the Board and each of its committees, the Trustees are able to oversee effectively the number of Funds in the complex.

The Board holds four regularly scheduled in-person meetings each year.  The Board may hold special meetings, as needed, either in person or by telephone, to address matters arising between regular meetings.  During a portion of each in-person meeting, the Independent Trustees meet outside of management’s presence.  The Independent Trustees may hold special meetings, as needed, either in person or by telephone.

The Trustees are identified in the tables below, which provide information as to their principal business occupations held during the last five years and certain other information.

Background of Trustees and Officers.  The following is a list of the Trustees of the Trusts with their principal occupations and present positions, including any affiliation with Raymond James Financial, Inc. (“RJF”), the Distributor or Eagle, the length of service to the Trust, and the position, if any, that they hold on the board of directors/trustees of companies other than the Trust.  Each Trustee, except for Lincoln Kinnicutt, serves as Trustee on the Boards of four investment companies in the Eagle Mutual Fund complex:  Eagle Capital Appreciation Fund, Eagle Cash Trust, Eagle Growth & Income Fund and Eagle Series Trust, consisting of a total of nine portfolios.  Mr. Kinnicutt serves on the Boards of three of the investment companies in the Eagle Mutual Fund complex:  Eagle Cash Trust, Eagle Growth & Income Fund and Eagle Series Trust.  The principal address of each Trustee and Officer is P.O. Box 33022, St. Petersburg, Florida 33733-8022.

Trustees
Name, Birth Year and Position, Term of Office(a) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Funds Overseen in Fund Complex	Directorships of Other Public Companies
Interested Trustee(b):
Richard K. Riess (1949) Trustee since 1985; Chairman of the Board of Trustees since 2007	Executive Vice President and Managing Director for Asset Management of RJF since 1998; Chief Executive Officer of Eagle since 1996	9	N/A
Independent Trustees:
C. Andrew Graham (1940) Trustee since 1985	First Financial Advisors, LTD & Graham Financial Partners, LLC (financial planning, insurance and investment services) since 1999	9	N/A
Keith B. Jarrett (1948) Trustee since 2005	Founder, Rockport Funding, LLC (private equity), and Ajax Partners (investment partnership) since 2003; Director, Bankserv, Inc. (e- payments) since 1998; Director, Pertrac Strategic Financial Solutions (hedge fund software) since 2005	9	N/A
Lincoln Kinnicutt (1944)(c) Trustee since 2006	Retired since 2002; Managing Director, Goldman Sachs 1997-2002	8	N/A
William J. Meurer (1943) Trustee since 2003	Private investor and financial consultant since 2000	9	Sykes Enterprises, Inc. (d); Walter Investment Mgmt. Corp.
James L. Pappas (1943) Trustee since 1989; Lead Independent Trustee since 2003	Private investor; Lykes Professor of Banking and Finance at University of South Florida 1986 - 2006; President, Graduate School of Banking, at the University of Wisconsin 1995 - 2005	9	N/A

Deborah L. Talbot, PhD (1950) Trustee since 2002	Independent Consultant; Director, ethiKids, Inc. (child development) 2009-2010; Founder and Board Member, Creative Tampa Bay (community networking) since 2003; Deans’ Advisory Board, College of Arts and Sciences, University of Memphis since 2002; Board Member, Hillsborough Arts, Inc. (501c3 group supporting the arts) since 2009	9	N/A
(a)
Trustees serve for life or until they are removed, resign or retire.  The Board has adopted a Board Governance Policy that requires Independent Trustees to retire no later than at the end of the meeting which occurs immediately after his or her 72nd birthday.

(b)	Mr. Riess is an “interested” person of the Trust as that term is defined by the 1940 Act. Mr. Riess is affiliated with EFD, Eagle and RJF.
(c)	Mr. Kinnicutt is not a Trustee of the Eagle Capital Appreciation Fund.
(d)	Sykes Enterprises, Inc. is a technical support company.

In addition to the information set forth in the table above and other relevant qualifications, experience, attributes or skills applicable to a particular Trustee, the following provides further information about the qualifications and experience of each Trustee.

C. Andrew Graham:  Mr. Graham has extensive experience in the investment management business, including as a principal member of businesses specializing in financial planning, insurance and investment services, as well as multiple years of service as a Trustee.

Keith B. Jarrett:  Dr. Jarrett has extensive financial and organizational management experience, including as founder of a private equity business and investment partnership, director of numerous private companies and multiple years of service as a Trustee.

Lincoln Kinnicutt:  Mr. Kinnicutt has extensive financial experience as Managing Director of a global investment banking and securities firm and multiple years of service as a Trustee.

William J. Meurer:  Mr. Meurer has extensive financial and organizational management experience as a managing partner with a large public accounting firm, service as a director of numerous private companies, service as a trustee of a hospital and multiple years of service as a Trustee.

James L. Pappas:  Dr. Pappas has extensive financial experience as a professor of banking, economics and finance at public universities, President of a graduate school of banking and multiple years of service as a Trustee.

Richard K. Riess:  Mr. Riess has extensive experience in the investment management business, including as Chief Executive Officer of Eagle, Managing Director Managing Director for Asset Management of RJF and multiple years of service as a Trustee.

Deborah L. Talbot:  Dr. Talbot has extensive financial and organizational management experience, including service as an executive of a global financial services firm, service on the advisory boards of two private universities, director of community development organizations and multiple years of service as a Trustee.

Board Committees

The Funds have an Audit Committee, consisting of Messrs. Jarrett, Meurer and Pappas.  The members of the Audit Committee are not “interested” persons of the Funds (as defined in the 1940 Act).  Mr. Meurer serves as Chairman of the Audit Committee and is the Funds’ designated Audit Committee Financial Expert.  The primary responsibilities of the Audit Committee are, as set forth in its charter, to make recommendations to the Board Members as to: the engagement or discharge of the Funds’ independent auditors (including the audit fees charged by auditors); the supervision of investigations into matters relating to audit matters; the review with the independent auditors and independent consultants of the results of audits; and addressing any other matters regarding audits and financial statements..  The Audit Committee met [ ] times during the most recent fiscal year.

The Funds also have a Compliance Committee, consisting of Messrs. Graham and Kinnicutt and Ms. Talbot, each of whom is an Independent Trustee.  Mr. Kinnicutt only serves as a committee member for Eagle Growth & Income Fund and Eagle Series Trust.  Ms. Talbot serves as Chairman of the Compliance Committee.  The Compliance Committee met [ ] times during the last fiscal year.  The primary responsibilities of the Compliance Committee are: to oversee the Funds’ compliance with all regulatory obligations arising under the applicable Federal securities law, rules and regulations and oversee management’s implementation and enforcement of the Funds’ compliance policies and procedures.

The Funds also have a Nominating Committee, consisting of Messrs. Graham, Jarrett, Kinnicutt, Meurer, Pappas, and Ms. Talbot, each of whom is an Independent Trustee.  The Nominating Committee did not meet during the most recent fiscal year.  The Nominating Committee’s primary responsibility is to make recommendations to the Board on issues related to the composition of the Board, communicate with management on those issues and evaluate and nominate Board member candidates.  In determining potential candidates’ qualifications for Board membership, the Nominating Committee considers all factors it determines to be relevant to fulfilling the role of being a member of the Board.  The Nominating Committee considers potential candidates for nomination identified by one or more shareholders of a Fund.  Shareholders can submit recommendations in writing to the attention of the Chairperson of the Nominating Committee at an address to be maintained by the fund for this purpose.  In order to be considered by the Nominating Committee, any shareholder recommendation must include certain information, such as the candidate’s business, professional or other relevant experience and areas of expertise, current business and home addresses and contact information, other board positions or prior experience and any knowledge and experience relating to investment companies and investment company governance.

The Funds also have a Qualified Legal Compliance Committee, consisting of Messrs. Jarrett, Meurer and Pappas and Ms. Talbot, each of whom is an Independent Trustee.  The Qualified Legal Compliance Committee did not meet during the most recent fiscal year.  The primary responsibility of the Funds’ Qualified Legal Compliance Committee is to receive, review and take appropriate action with respect to any report made or referred to the Qualified Legal Compliance Committee by: an attorney of evidence of a material violation of applicable U.S. Federal or state securities law, material breach of a fiduciary duty under U.S. Federal or state law; or a similar material violation by the Funds or by any officer, director, employee, or agent of the Funds.

The following table shows the amount of equity securities in the Funds owned by the Trustees as of December 31, 2010:
Dollar Range of Equity Securities Owned:
	Interested Trustee	Independent Trustees
	Richard K. Riess	C. Andrew Graham	Keith Jarrett	Lincoln Kinnicutt	William J. Meurer	James L. Pappas	Deborah L. Talbot
Capital Appreciation	None	$10,001 - $50,000	None	None	$10,001 - $50,000	$10,001 - $50,000	$10,001 - $50,000
Growth & Income	None	$10,001 - $50,000	None	None	$10,001 - $50,000	$10,001 - $50,000	$10,001 - $50,000
International Equity	None	$10,001 - $50,000	None	None	$10,001 - $50,000	$10,001 - $50,000	$1 - $10,000
Investment Grade Bond	None	Over $100,000	None	Over $100,000	None	$10,001 – $50,000	$1 - $10,000
Large Cap Core	None	$1 - $10,000	$10,001 - $50,000	None	$1 - $10,000	$10,001 - $50,000	$1 - $10,000
Mid Cap Growth	None	$10,001 - $50,000	$1 - $10,000	None	$10,001 - $50,000	$10,001 - $50,000	$10,001 - $50,000
Mid Cap Stock	None	$10,001 - $50,000	None	None	$10,001 - $50,000	$1 - $10,000	$10,001 - $50,000
Small Cap Core Value	None	None	None	$50,001 - $100,000	None	$1 - $10,000	None
Small Cap Growth	None	None	$10,001 - $50,000	$50,001 - $100,000	$10,001 - $50,000	$10,001 - $50,000	None
Aggregate Dollar Range of Securities in Eagle Family of Funds	None	Over $100,000	$10,001 - $50,000	Over $100,000	Over $100,000	Over $100,000	$50,001 - $100,000

The Trustees and officers of the Trusts, as a group, own less than 1% of each class of each fund’s shares outstanding.  Each Trust’s Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law.  However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

Mr. Kinnicutt does not serve as a Trustee of the Eagle Capital Appreciation Fund and does not receive compensation from that Trust.  Except for Lincoln Kinnicutt, each Trustee of the Eagle Family of Funds who is not an employee of Eagle or its affiliates receives an annual fee of $35,000 and an additional fee of $4,000 for each combined quarterly meeting of the Eagle Family of Funds attended.  Mr. Kinnicutt receives an annual fee of $31,500 and an additional fee of $3,600 for each combined quarterly meeting of the Eagle Family of Funds attended.  In addition, each Audit Committee and Compliance Committee member receives $1,000 per meeting (in person or telephonic), which is allocated among each Eagle Mutual Fund on a pro rata basis, except when directly attributable to a fund.  The Lead Independent Trustee and Compliance Committee Chairperson each receive an annual retainer of $8,000 and the Audit Committee Chairperson receives an annual retainer of $10,000. Trustees’ fees and expenses are paid equally by each portfolio in the Eagle Family of Funds. Because Eagle and other unaffiliated service providers perform substantially all of the services necessary for the operation of the Trust, the Trust requires no employees.  Except for the Chief Compliance Officer, no officer, director or employee of Eagle receives any compensation from the Trust for acting as a director or officer.  The following table shows the compensation earned by each Trustee during the fiscal year ended October 31, 2010:

Compensation Table

	Aggregate Compensation from:			Total Compensation From the Trusts and the Eagle Family of Funds(a) Paid to Trustees
Trustee Name	Capital Appreciation	Growth & Income	Series Trust
Interested Trustee:
Richard K. Riess	$0	$0	$0	$0
Independent Trustees:
C. Andrew Graham	$5,181.82	$5,181.82	$33,772.72	$54,500.00
Keith Jarrett	$5,281.82	$5,281.82	$34,372.72	$65,500.00
Lincoln Kinnicutt(b)	$0	$5,184.50	$33,791.50	$63,500.00
William J. Meurer	$6,236.36	$6,236.36	$40,554.46	$49,345.00
James L. Pappas	$6,045.46	$6,045.46	$39,918.16	$62,500.00
Deborah L. Talbot	$5,945.46	$5,945.46	$38,718.16	$55,500.00

(a)
The Eagle Family of Funds, as of October 31, 2010, consisted of four separate registered investment companies, which include Eagle Capital Appreciation Fund, Eagle Cash Trust, Eagle Growth & Income Fund and Eagle Series Trust, and 9 portfolios of those companies. Eagle Cash Trust was liquidated as of August 28, 2010.  (b) Mr. Kinnicutt does not serve as a Trustee for the Eagle Capital Appreciation Fund.

No Trustee will receive any benefits upon retirement.  Thus, no pension or retirement benefits have accrued as part of any of any Trust’s expenses.

The following is a list of the Officers of the Trusts with their principal occupations and present positions, including any affiliation with Raymond James Financial, Inc. (“RJF”), the Distributor or Eagle.

Officers
Name, Birth Year and Position, Term of Office(a) and Length of Time Served	Principal Occupation(s) During Past Five Years
Richard J. Rossi (1956) President since March 2010	President and Co-Chief Operating Officer of Eagle since 2009 and 2007, respectively; Executive Vice President Eagle 2000-2009; President and Director of EFD since 2005
J. Cooper Abbott (1969) Principal Executive Officer since February 2010
Executive Vice President, Investments and Co-Chief
Operating Officer of Eagle since 2009; Senior Vice
President, Institutional Sales of Eagle 2007-2009;
Director, International Sales of Asset Management
Services since 2005

Mathew J. Calabro (1966) Principal Financial Officer and Treasurer since September 2010	Vice President of Fund Administration for Eagle since 2008; Senior Vice President of Eagle Fund Services, Inc. (“EFS”)(b) 2005-2008; Chief Compliance Officer of Eagle Family of Funds and EFS 2005-2007
Susan L. Walzer (1967) Chief Compliance Officer since 2007; Secretary since February 2010	Chief Compliance Officer of Eagle Family of Funds and EFS since 2007; Director of Compliance for EFS 2005-2007; Associate Corporate Counsel for RJF 2003-2005
_______________________________
(a)	Officers each serve one year terms.
(b)	Prior to a corporate reorganization completed on November 1, 2008, EFS was known as Heritage Asset Management, Inc. Prior to September 13, 2010, EFS served as the Funds’ transfer agent.

B.   Control Persons and Principal Holders of Securities

Control Persons are those beneficial owners who may have the power to exercise a controlling influence over the management or policies of a company as a result of their ownership of more than 25% of the voting securities of the company.  Listed below are shareholders who owned of record or were known by the funds to own beneficially five percent or more of the outstanding shares of a class of the following funds as of February 4, 2011:

Fund	Class	Name of 5% Shareholder	Percent Ownership
Capital Appreciation	I	LPL Financial San Diego, CA	30.72%
Capital Appreciation	R-3	DWS Trust Co. FBO Dunnington Bartholomew & Miller Salem, NH	33.87%
	R-3	Frontier Trust Co. FBO The Reis Group 401K Savings Plan Fargo, ND	31.73%
	R-3	Royal Automotive, Inc. 401K Greenwood Village, CO	14.84%
	R-3	Stellar Technology, Inc. Denver, CO	12.06%
Capital Appreciation	R-5	DCGT FBO Principal Financial Group Des Moines, IA	42.66%
	R-5	Wells Fargo Bank Trust FBO Averitt Express Inc. Profit Sharing Charlotte, NC	27.04%
	R-5	Wells Fargo Bank Trust FBO Retirement Plan Services Charlotte, NC	16.49%
	R-5	SEI Private Trust Company Oaks, PA	8.13%
Growth & Income	A	DCGT FBO Principal Financial Group Des Moines, IA	10.80%
Growth & Income	C	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	8.75%
Growth & Income	I	Prudential Investment Mgmt Service	17.05%

		Newark, NJ
	I	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	10.98%
	I	LPL Financial San Diego, CA	9.37%
Growth & Income	R-3	Orchard Trust Co. LLC FBO Seville Flexpack Corporation Greenwood Village, CO	83.81%
	R-3	Randall P Andreozzi FBO Andreozzi Fickess LLP 401K Clarence, NY	7.27%
Growth & Income	R-5	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
International Equity	A	Prudential Investment Management Newark, NJ	24.45%
International Equity	I	RBC Capital Markets FBO Barbara J Carre France	32.04%
	I	RBC Capital Markets FBO Kerry Willis Houston, TX	15.13%
	I	Raymond James & Assoc. FBO Katherine Glaze Lyle TTEE Rowlett, TX	49.96%
International Equity	R-3	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
International Equity	R-5	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
Investment Grade Bond	A	Raymond James & Assoc. FBO Caja de Valores SA Argentina	5.84%
	A	Raymond James & Assoc. FBO Case Contracting Company Plant City, FL	5.12%
Investment Grade Bond	I	Raymond James & Assoc. FBO Edward E Wineke Fort Wayne, IN	9.30%
Investment Grade Bond	R-3	MG Trust Co. FBO West Michigan Grinding Service, Inc. Denver, CO	95.41%
Investment Grade Bond	R-5	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
Large Cap Core	A	Raymond James & Assoc. FBO Thomas A James TTEE Saint Petersburg, FL	5.81%
Large Cap Core	R-3	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
Large Cap Core	R-5	NFS LLC FBO Alerus Financial Saint Paul, MN	94.64%

	R-5	Eagle Asset Management, Inc. Saint Petersburg, FL	5.36%
Mid Cap Growth	A	Nationwide Trust Co. Columbus, OH	16.88%
	A	Charles Schwab & Co. San Francisco, CA	5.96%
Mid Cap Growth	I	Brown Brothers Harriman & Co. Jersey City, NJ	35.23%
	I	LPL Financial San Diego, CA	15.70%
	I	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	7.94%
Mid Cap Growth	R-3	Orchard Trust Co. FBO Royal Automotive Inc. Greenwood Village, CO	8.36%
	R-3	Investors Bank Trust Purchase, NY	35.14%
	R-3	Shambhala Publications 401K Phoenix, AZ	19.18%
	R-3	Frontier Trust Company FBO Shred-It NC 401K Fargo, ND	5.07%
Mid Cap Growth	R-5	TD Ameritrade Trust Co. Denver, CO	55.65%
	R-5	Orchard Trust Co. LLC FBO Putnam Inv. Greenwood Village, CO	39.42%
Mid Cap Stock	A	Charles Schwab & Co. San Francisco, CA	7.35%
	A	PIMS Prudential Retirement Cambridge, MA	7.64%
Mid Cap Stock	I	LPL Financial San Diego, CA	10.13%
Mid Cap Stock	R-3	ING Life Insurance & Annuity Co. Windsor, CT	15.10%
	R-3	Dr. Ann Demeranville FBO Lexington Dental Associates Lexington, MA	7.61%
	R-3	Saxon Co. Philadelphia, PA	13.42%
	R-3	Universal Space Network Inc. 401K Pittsburgh, PA	7.00%
	R-3	ING Life Insurance & Annuity Co. FBO K-Choice Somerset, NJ	6.55%
Mid Cap Stock	R-5	Nationwide Trust Co. FBO Participating Retirement Plans Columbus, OH	46.82%
	R-5	DCGT FBO Principal Financial Group Des Moines, IA	18.38%

Small Cap Core Value	R-3	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
Small Cap Core Value	R-5	Eagle Asset Management, Inc. Saint Petersburg, FL	100.00%
Small Cap Growth	A	Orchard Trust Co. FBO Employee Benefits Clients Greenwood, CO	9.25%
	A	Charles Schwab & Co., Inc. San Francisco, CA	5.71%
Small Cap Growth	I	Merrill Lynch Pierce Fenner & Smith Jacksonville, FL	34.42%
	I	The Northern Trust Company Chicago, IL	20.16%
	I	Charles Schwab & Co. San Francisco, CA	5.82%
Small Cap Growth	R-3	MG Trust Co. FBO Essex Technology Group, Inc. Denver, CO	16.21%
	R-3	DWS Trust Co. FBO Avenue Capital Group Salem, NH	13.38%
	R-3	Frontier Trust Co. FBO Silver Oak Services Partners 401K Fargo, ND	7.55%
	R-3	Wilmington Trust Co. FBO Herman Anaviotos Gennaro Gilson Ponce Neurology Wilmington, DE	6.71%
Small Cap Growth	R-5	DCGT FBO Principal Financial Group Des Moines, IA	48.14%
	R-5	Wilmington Trust Co. FBO Meijer Savings 401K Plan I Wilmington, DE	16.28%
	R-5	Wilmington Trust Co. FBO Meijer Savings 401K Plan II Wilmington, DE	5.15%
	R-5	T Rowe Price Retirement Plan Services Owings Mills, MD	6.20%

C.   Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Proxy Policies”) wherein the Trust has delegated to Eagle or each subadviser, as applicable, the responsibility for voting proxies relating to portfolio securities held by each Fund as part of their investment advisory services, subject to the supervision and oversight of Eagle.  All such proxy voting duties shall be subject to the Board’s continuing oversight. Notwithstanding this delegation of responsibilities, however, each fund retains the right to vote proxies relating to its portfolio securities.  The fundamental purpose of the Proxy Policies is to ensure that each vote will be in a manner that reflects the best interest of each fund and its shareholders, taking into account the value of a Fund’s investments.

Proxy Voting Guidelines.  Generally, Eagle or each subadviser, as applicable, will vote proxies in accordance with the proxy voting guidelines (“Proxy Guidelines”) adopted as part of each Trust’s Proxy Policies.  Eagle or each subadviser, as applicable, is permitted to vote a proxy based on the best interest of the fund if a proxy presents an issue that is not addressed in the Proxy Guidelines or the Proxy Guidelines provide discretion as to how to vote a proxy.  Eagle and the subadvisers, as appropriate, should vote proxies to further the long-term economic value of the underlying securities and in the best interest of the fund and its shareholders.

The Proxy Guidelines distinguish between routine and non-routine proposals. In general, routine proposals are those proposals that do not propose to change the structure, bylaws or operations of the company to the detriment of shareholders.  Examples of such proposals would include, among other things, the approval of auditors, election of director and/or officers, liability limitations for directors, and indemnification provisions for directors.

Non-routine proposals would be those proposals more likely to affect the structure and operations of the company, which would have a greater impact on the value of the underlying security.  Examples of non-routine proposals would include, among other things, decisions as to corporate restructuring, poison pill provisions, and changes in capitalization.  These proposals may require special consideration by Eagle or a subadviser, as appropriate, depending on whether and how they are addressed in the Proxy Guidelines.

Conflicts of Interest.  The Proxy Guidelines also address procedures to be used by Eagle or each subadviser, as applicable, when there is a conflict of interest between the interests of its respective fund shareholders and those of Eagle, the subadviser, the fund’s principal underwriter or other affiliated persons of the fund.  Upon the discovery of a conflict of interest, a subadviser must consult with Eagle to assess the extent to which there may be a material conflict of interest.  After such consultation, the subadviser will provide Eagle with pertinent written information as to how and why the proxy was voted in a particular manner.  In addition, Eagle will provide a quarterly report to the Board that includes information as to how each conflict was resolved.

More Information.  Information regarding how proxies were voted during the most recent twelve-month period ended June 30 is available without charge, upon request by calling toll-free, 800.421.4184, visiting our website, eagleasset.com, or by accessing the Trust’s most recently filed report on Form N-PX on the Commission’s website at www.sec.gov.  In addition, a copy of the Eagle Family of Funds Proxy Voting Guidelines is also available by calling 800.421.4184 or visiting our website, eagleasset.com. The guidelines will be sent within three business days of receipt of a request.

D.   Investment Adviser and Administrator; Subadvisers

The investment adviser and administrator for each fund is Eagle.  Eagle was organized as a Florida corporation in 1976.  All the capital stock of Eagle is owned by RJF.  RJF is a holding company that, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields.

With respect to each fund, Eagle is responsible for managing the fund’s investment and noninvestment affairs, subject to the direction of Eagle and each fund’s Board.  Each Trust, on behalf of its respective series, if any, entered into an Investment Advisory Agreement effective November 1, 2008. Under the Investment Advisory Agreement, Eagle provides a continuous investment program for each Fund and determines what securities and other investments will be purchased, retained, sold or loaned by each Fund and what portion of such assets will be invested or held uninvested as cash.  Eagle also is responsible for effecting transactions for each Fund and selecting brokers or dealers to execute such transactions for each Fund.  Eagle may delegate these duties subject to Board approval, and if required by the 1940 Act, shareholder approval.

Under separate Subadvisory Agreements (collectively the “Subadvisory Agreements”), subject to the direction of Eagle and each Trust’s Board, the following firms provide investment advice and portfolio management services to certain funds, as noted, for a fee payable by Eagle:

Subadviser	Fund
Goldman Sachs Asset Management, L.P. (“GSAM”)	Capital Appreciation
Thornburg Investment Management, Inc. (“Thornburg”)	Growth & Income
Eagle Boston Investment Management, Inc. (“EBIM”)	Small Cap Core Value
Artio Global Management LLC (“Artio”)	International Equity

The Advisory Agreement and the Subadvisory Agreements were approved by the Board (including all of the Trustees who are not “interested persons” of Eagle or the subadvisers, as defined under the 1940 Act) and by the shareholders of the applicable funds in compliance with the 1940 Act.  Each Agreement provides that it will be in force for an initial two-year period and it must be approved each year thereafter by (1) a vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of Eagle, the subadvisers or the Trust, and by (2) the majority vote of either the full Board or the vote of a majority of the outstanding shares of a fund.

The Advisory and Subadvisory Agreements each automatically terminates on assignment, and each is terminable on not more than 60 days written notice by the Trust to either party.  In addition, the Advisory Agreements may be terminated on not less than 60 days written notice by Eagle, as applicable, to a fund and the Subadvisory Agreements may be terminated on not less than 60 days written notice by Eagle as applicable, or 90 days written notice by the subadvisers.  Under the terms of the Advisory Agreement, Eagle automatically becomes responsible for the obligations of the subadvisers upon termination of the Subadvisory Agreements.  In the event Eagle ceases to be the investment adviser of a fund or the Distributor ceases to be principal distributor of shares of a fund, the right of a fund to use the identifying name of “Eagle” may be withdrawn.

Eagle and the subadvisers shall not be liable to any fund or any shareholder for anything done or omitted by them, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed upon them by their agreements with a fund or for any losses that may be sustained in the purchase, holding or sale of any security.

All of the officers of each fund are officers or directors of Eagle or its affiliates.  These relationships are described under “Management of the Funds.”

Advisory Fees.

Each fund pays investment advisory and administration fees to Eagle.  Prior to a corporate reorganization completed on November 1, 2008 (the “Reorganization”), the former adviser, Heritage Asset Management, Inc. (“Heritage”), an affiliate of Eagle, earned advisory fees and administrative fees from each fund through October 1, 2008. As of November 1, 2008, the advisory and administrative fees were paid to Eagle. The amounts listed in the table below do not include any fee waivers or recovery of previously waived fees.

Investment Advisory and Administrative fees paid: To Eagle To Heritage To Heritage
Fund	FYE 10/31/10	FYE 10/31/09	FYE 10/31/08
Capital Appreciation	$3,325,226 $811,608	$2,498,464 $611,552	$4,087,635 $996,519
Growth & Income	$969,431 $269,281	$611,956 $156,380	$764,686 $205,046
International Equity	$847,349 $147,512	$998,660 $184,286	$2,146,671 $449,232
Investment Grade Bond	$131,305 $59,702	N/A	N/A
Large Cap Core	$801,106 $143,731	$713,478 $128,080	$1,222,352 $220,595
Mid Cap Growth	$1,066,874 $261,914	$763,805 $189,778	$1,082,151 $270,489
Mid Cap Stock	$7,924,818 $1,959,192	$6,277,624 $1,571,222	$8,627,806 $2,299,867
Small Cap Core Value	$404,478 $72,292	$206,630 $37,530	N/A
Small Cap Growth	$2,370,823 $546,982	$1,575,175 $376,219	$2,222,648 $547,689

In addition, Eagle has entered into agreements with each fund’s subadviser. Heritage paid the following fees pursuant to those agreements through October 31, 2008. Eagle paid the subadvisory fees as of November 1, 2008. Prior to the Reorganization, Eagle was a subadviser to each fund except International Equity (as well as Investment Grade Bond and Small Cap Core Value, which began operations after the Reorganization), and EBIM was a subadviser to Small Cap Growth.

Subadvisory fees paid: By Eagle By Heritage By Heritage
Fund	FYE 10/31/10	FYE 10/31/09	FYE 10/31/08
Capital Appreciation GSAM Eagle	$1,385,633 $0	$1,041,027 $0	$1,703,182 $0
Growth & Income Thornburg Eagle	$619,132 $0	$384,335 $0	$484,866 $0

International Equity	$439,951	$541,524	$1,247,951
Investment Grade Bond	$0	N/A	N/A
Large Cap Core	$0	$0	$763,970
Mid Cap Growth	$0	$0	$676,345
Mid Cap Stock	$0	$0	$5,495,580
Small Cap Core Value EBIM	$247,966	$129,144	N/A
Small Cap Growth EBIM Eagle	$0 $0	$0 $0	$686,783 $702,372

Eagle has entered into an administration agreement with each Trust, on behalf of its respective series, if any.  Under the administration agreement, Eagle provides to each Fund and its respective classes certain administrative and clerical services deemed necessary or advisable for the operation of such Funds and classes.  With the exception of the funds’ Chief Compliance Officer, Eagle pays all salaries, fees and expenses of Officers and Trustees of each fund who are affiliated with Eagle. Eagle and the Trusts jointly pay the salary, fees and expenses of the funds’ Chief Compliance Officer. Further Eagle oversees the activities of the subadvisers, custodian, distributor, transfer agent and other service providers. Eagle also provides office facilities, equipment, and personnel, prepares required regulatory filings, prepares Board materials and coordinates mailing of Prospectuses, notices, proxy statements and other shareholder or investor communications.  The fees under the administration agreement are equal to 0.15% of the average daily net assets of Class A, Class C and Class R-3 shares and 0.10% of the average daily net assets of Class I and Class R-5 shares. Eagle has entered into a sub-administration agreement with J.P. Morgan Investor Services Co. (“JPMIS”). Under the sub-administration agreement, JPMIS provides to each fund certain financial reporting and tax services.

For each fund, the current advisory and subadvisory fees, as applicable, are determined as follows:

Fund	Fee Type	Average daily net assets	Rate charged
Capital Appreciation	Investment Advisory	$0 to $1 billion	0.60%
		Over $1 billion	0.55%

	Subadvisory	All Assets	0.25%

Growth & Income	Investment Advisory	$0 to $100 million	0.60%
		$100 million to $500 million	0.45%
		Over $500 million	0.40%

	Subadvisory	$0 to $100 million	0.375%
		$100 million to $500 million	0.30%
		Over $500 million	0.275%

International Equity	Investment Advisory	$0 to $100 million	0.85%
		$100 million to $1 billion	0.65%
		Over $1 billion	0.55%

	Subadvisory	$0 to $100 million	0.45%
		Over $100 million	0.40%

Investment Grade Bond	Investment Advisory	All Assets	0.30%

Large Cap Core	Investment Advisory	All Assets	0.60%

Mid Cap Growth, Mid Cap Stock, Small Cap Growth	Investment Advisory	$0 to $500 million	0.60%
		$500 million to $1 billion	0.55%
		Over $1 billion	0.50%

Small Cap Core Value	Investment Advisory	$0 to $500 million	0.60%
		$500 million to $1 billion	0.55%
		Over $1 billion	0.50%

	Subadvisory	$0 to $500 million	0.375%
		$500 million to $1 billion	0.350%
		Over $1 billion	0.325%

Eagle has contractually agreed to cap its investment advisory fee and/or reimburse certain expenses of the fund. The expense limitations exclude interest, taxes, brokerage commissions, extraordinary expenses and includes offset expense arrangements with the fund’s custodian. The Board may agree to change fee limitations or reimbursements without the approval of fund shareholders. Any reimbursement of fund expenses or reduction in Eagle’s investment advisory fees is subject to reimbursement by the fund within the following two fiscal years if overall expenses fall below the lesser of its then current expense cap or the expense cap in effect at the time of the fund reimbursement. The following table summarizes the expense caps in effect through February 28, 2012:

Fund	Class A	Class C	Class I & R5	Class R3
Capital Appreciation	1.40%	2.20%	0.95%	1.65%
Growth & Income	1.40%	2.20%	0.95%	1.65%
International Equity	1.75%	2.55%	1.15%	1.75%
Investment Grade Bond	0.85%	1.65%	0.60%	1.15%
Large Cap Core	1.40%	2.20%	0.95%	1.65%
Mid Cap Growth	1.50%	2.30%	0.95%	1.70%
Mid Cap Stock	1.50%	2.30%	0.95%	1.70%
Small Cap Core Value	1.50%	2.30%	0.95%	1.70%
Small Cap Growth	1.50%	2.30%	0.95%	1.70%

Class-Specific Expenses.  Each fund may determine to allocate certain of its expenses (in addition to distribution fees) to the specific classes of a fund’s shares to which those expenses are attributable.

E.   Portfolio Managers

1)   Eagle and EBIM

Eagle and EBIM (for the purposes of this section, collectively “Eagle”) have adopted policies regarding material conflicts of interest and portfolio manager compensation. Specific information regarding portfolio manager’s compensation follows.

Material Conflicts of Interest: When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise.  Those conflicts could include preferential treatment of one account over others in terms of allocation of resources or of investment opportunities.  Eagle has adopted policies and procedures designed to address these potential material conflicts.  For instance, portfolio managers within Eagle are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources.  Additionally, Eagle and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

The officers and employees of Eagle and accounts in which affiliated persons have an investment interest, may at times buy or sell and have positions in securities which may be those recommended for purchase or sale to investment advisory clients.  In addition, Eagle and its related persons may also give advice and take action in the performance of their duties to clients, which may differ from, or be similar to the advice given, or the timing and nature of action taken, with respect to their own accounts. Eagle may combine transaction orders placed on behalf of clients, including accounts in which affiliated persons of Eagle have an investment interest.  Eagle seeks to ensure that the firm and its employees do not personally benefit from the short-term market effects of recommendations to or actions for clients through personal securities policies and procedures under our firm’s Code of Ethics.

Compensation: Eagle seeks to maintain a compensation program that is competitively positioned to attract and retain high caliber investment professionals. Portfolio Manager compensation is reviewed and may be modified periodically as appropriate to reflect changes in the market, as well as to adjust the factors used to determine variable compensation. Investment professionals receive a base salary and deferred compensation along with a variable bonus based on revenues on accounts under management and various other variable forms of compensation, including stock options and an Executive benefit plan. Eagle has created a compensation plan that provides its investment professionals with long-term financial incentives and encourages them to develop their careers at Eagle. Their investment professionals are compensated as follows:

● All portfolio managers are paid base salaries;
● Portfolio managers participate in a revenue-sharing program that provides incentives to build a successful investment program over the long term;
● Additional deferred compensation plans, including restricted stock awards and stock option programs, may be provided to key investment professionals;
● All portfolio managers generally are eligible to receive benefits from Eagle’s parent company including health care and other insurance benefits, a 401(k) plan, profit sharing, Long-Term Incentive Plan, Employee Stock Option Plan and Employee Stock Purchase Plan.

Eagle typically compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the performance of managed funds and accounts relative to benchmarks and peer groups.  Each portfolio manager is evaluated based on the composite performance of funds and accounts in each strategy for which the individual serves on the portfolio management team. Periods evaluated include the 1, 3, 5 and 10 year (or since inception) periods for relevant strategies. This evaluation may afford differing weights to specific funds, accounts or products based on a portfolio manager’s contribution or responsibility to the team.  This weighting process may be based on the overall size of a given fund or investment product and portfolio manager responsibility and/or contribution and may provide incentive for a portfolio manager to favor another account over the fund.  A portfolio manager may manage a separate account or other pooled investment vehicle which may have materially higher fee arrangements than their fund(s). Eagle has established procedures to mitigate these conflicts, including review of performance dispersion across all firm managed accounts and policies to monitor trading and best execution for all managed accounts and funds.

A.   Large Cap Core Team (Large Cap Core)

Richard Skeppstrom, CFA Managing Director, E. Craig Dauer, Co-Portfolio Manager, John G. Jordan III, Co-Portfolio Manager and Robert Marshall Co-Portfolio Manager are responsible for the day-to-day management of the fund. (the “Team”). The Team has been managing the fund since inception in May 2005.

As of October 31, 2010, the Team is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	1	$183.6 million
Other pooled investment vehicles	0	$0
Other accounts	3,432	$870 million

In each of the above accounts, the advisory fee payable to Eagle is not based upon the account’s performance.

The managers’ benchmarks for evaluation purposes include Lipper and Morningstar rankings for mutual fund performance and the S&P 500 index for separate accounts along with peer group rankings such as those from Callan Associates and Mercer Investment Consulting.

As of October 31, 2010, Mr. Dauer does not own any of the fund’s shares.  Mr. Jordan owns between $10,001 and $50,000 of the fund’s shares. Mr. Skeppstrom owns between $100,001 and $500,000 of the fund’s shares. Mr. Marshall owns between $10,001 and $50,000 of the fund’s shares.

B.   Bert Boksen (Mid Cap Growth, Small Cap Growth)

Bert Boksen, Senior Vice President and Managing Director of Eagle is the portfolio manager of Mid Cap Growth and Small Cap Growth and is responsible for the day-to-day management of the fund.  Mr. Boksen has been a manager to Mid Cap Growth since inception and to Small Cap Growth since 1998.

As of October 31, 2010, Mr. Boksen is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	13	$1.4 billion
Other pooled investment vehicles	2	$68.2 million
Other accounts	4,080	$2.1 billion

In the “other pooled investment vehicles” category above, the advisory fee payable to Eagle is based upon the account’s performance. Additionally, In 1 of the 4,080 of the above “other” accounts, the advisory fee payable to Eagle is based upon the account’s performance. The assets managed that pay a performance fee are $0.8 million.

Eagle currently holds a 51% ownership interests in EB Management I, LLC which acts as the general partner in a limited partnership formed for investment purposes. Bert Boksen is a 49% owner of EB Management I and the Portfolio Manager for the Eagle Aggressive Growth Partners Fund I L.P. and Eagle Aggressive Growth Partners II L.P. Eagle also provides administrative and investment research services for the general partner.  Certain officers and employees of Eagle have investment interests in the limited partnership.  On occasion, orders for the securities transactions of the limited partnership may be aggregated with orders for Eagle's client accounts. In such instances, Eagle will ensure that the allocation of securities among Eagle's clients and the partnership is equitable; price averaging may be used for trades executed in a series of transactions on the same day.  Mr. Boksen’s additional compensation includes receipt of 50% of the net profits generated by EB Management I.

Mr. Boksen’s benchmarks for evaluation purposes include Lipper and Morningstar rankings for mutual fund performance and the Russell 2000® Growth and Russell Mid Cap® Growth indices for separate accounts along with peer group rankings such as those from Callan Associates and Mercer Investment Consulting.

As of October 31, 2010, Mr. Boksen owns over $1,000,000 of Mid Cap Growth’s shares and between $500,001 and $1,000,000 of Small Cap Growth’s shares.

C.   Todd McCallister and Stacey Serafini Thomas (Mid Cap Stock)

Todd McCallister, PhD, CFA, Managing Director, and Stacey Serafini Thomas, CFA, are jointly responsible for the day-to-day management of Mid Cap Stock.  Dr. McCallister has been a portfolio manager for Mid Cap Stock since inception.  Ms. Thomas, a Vice President with Eagle since 1999 and Co-Portfolio Manager of Eagle, has served as Co-Portfolio Manager of Mid Cap Stock since 2005.

As of October 31, 2010, Dr. McCallister and Ms. Thomas are responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	2	$44.4 million
Other pooled investment vehicles	0	$0
Other accounts	6,184	$3.17 billion

In 2 of the 6,184 of the above “other” accounts, the advisory fee payable to Eagle is based upon the account’s performance. The assets managed that pay a performance fee are $192.1 million.

Dr. McCallister’s and Ms. Thomas’ benchmarks for evaluation purposes include Lipper and Morningstar rankings for mutual fund performance and the Russell 2000® and S&P 400® MidCap indices for separate accounts along with peer group rankings such as those from Callan Associates and Mercer Investment Consulting.

As of October 31, 2010, Dr. McCallister owns between $100,001 and $500,000 of the fund’s shares and Ms. Thomas owns between $50,001 and $100,000 of the fund’s shares.

D.   David Adams and John McPherson (Small Cap Core Value)

David M. Adams and John “Jack” McPherson each are Managing Directors of EBIM. They are both responsible for the day-to-day management of the fund. Prior to joining EBIM, Mr. Adams was with Pioneer Investment Management from 1994 to 2006 and served as a Portfolio Manager and Head of Small Cap Investing from 2002 to 2006. Prior to joining EBIM, Mr. McPherson was a Portfolio Manager with Pioneer Investment Management from 2002 to 2006.

As of October 31, 2010, Messrs. Adams and McPherson are responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	0	$0
Other pooled investment vehicles	0	$0
Other accounts	683	$349.1 million

In 2 of the 683 of the above “other” accounts, the advisory fee payable to Eagle is based upon the account’s performance. The assets managed that pay a performance fee are $119.0 million.

Mr. Adams and Mr. McPherson’s benchmarks for evaluation purposes include Lipper and Morningstar rankings for mutual fund performance and the Russell 2000® Index for separate accounts along with peer group rankings such as those from Callan Associates and Mercer Investment Consulting.

As of October 31, 2010, Mr. Adams and Mr. McPherson each own between $10,001 and $50,000 shares of the fund.

E.   James C. Camp (Investment Grade Bond)

James C. Camp, CFA, a Managing Director of Eagle, is the Portfolio Manager of the fund and is responsible for the day-to-day management of the fund. Mr. Camp joined Eagle in 1997 and has served as a Portfolio Manager and Analyst for Eagle’s fixed income team.

As of October 31, 2010, Mr. Camp is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	0	$0
Other pooled investment vehicles	0	$0
Other accounts	4,117	$3.9 billion

In the “other pooled investment vehicles” category above, the advisory fee payable to Eagle is based upon the account’s performance. Additionally, in 2 of the 4,117 of the above “other” accounts, the advisory fee payable to Eagle is based upon the account’s performance and the assets managed that pay a performance fee are $2.5 million.

Mr. Camp’s benchmarks for evaluation purposes include Lipper and Morningstar rankings for mutual fund performance and the Barclays Intermediate Government/Credit Bond Index for separate accounts along with peer group rankings such as those from Callan Associates and Mercer Investment Consulting.

As of October 31, 2010, Mr. Camp owns between $50,001 and $100,000 shares of the fund.

F. Christopher Sassouni (Mid Cap Growth), Eric Mintz (Mid Cap Growth and Small Cap Growth) and Joseph Jackson (Investment Grade Bond)

Christopher Sassouni, D.M.D., Vice President, has been Assistant Portfolio Manager since 2006. Eric Mintz, CFA, Senior Research Analyst, and Joseph Jackson, CFA, Senior Credit Analyst, have been Co-Portfolio Managers since 2011 and 2010, respectively.  Messrs. Sassouni, Mintz and Jackson do not have individual discretion over the assets of their fund(s) or of any other accounts.

Messrs. Sassouni, Mintz and Jackson are paid a base salary and a bonus that is based on their individual performance as research analysts as well as their contribution to the results of Eagle’s investment products.  In addition, they may receive additional compensation for their contributions as Co-Portfolio Managers or Assistant Portfolio Managers of the fund(s) and other similarly managed accounts. Messrs. Sassouni, Mintz and Jackson, along with all Eagle employees, receive benefits from Eagle’s parent company including a 401(k) plan, profit sharing, and Employee Stock Purchase Plan. Messrs. Sassouni and Mintz also may receive an allocation of a portion of the incentive fee earned, if any, by EB Management I, LLC.

As of October 31, 2010, Mr. Sassouni does not own any shares of Mid Cap Growth’s shares.  Mr. Mintz does not own any shares of Mid Cap Growth or Small Cap Growth. Mr. Jackson owns between $1 and $10,000 of Investment Grade Bond’s shares.

In addition, each of the following subadvisers has provided information regarding its portfolio managers:

2)   Goldman Sachs Asset Management, L.P. (Capital Appreciation)

                Steven M. Barry, David G. Shell and Timothy M. Leahy manage Capital Appreciation’s investment portfolio.  Messrs. Barry and Shell are Chief Investment Officers (“CIOs”) and Mr. Leahy is Managing Director. Together, they are Portfolio Managers of the Goldman Sachs Asset Management, L.P. Growth Team.  All members of the Growth Team discuss their research analysis and recommendations at investment strategy meetings.  The entire Growth Team discusses and debates whether the business being presented meets the Growth Team’s definition of a high-quality growth business and the attractiveness of the current valuation.  The team reaches a consensus on whether a business is worthy of a position in the portfolio.  The Portfolio Managers are accountable for all portfolio construction decisions and determine the appropriate weight for each investment.  Mr. Shell joined Goldman Sachs Asset Management, L.P. (“GSAM”) in January 1997 when it acquired Liberty Investment Management.  He was a senior portfolio manager at Liberty prior to the acquisition.  Mr. Shell began the strategy at Eagle in 1987.  Mr. Barry joined GSAM as a senior portfolio manager in 1999. Mr. Leahy joined GSAM in 2005 as Managing Director. Prior to 2005 he was Senior Analyst in the Global Investment Research Division of Goldman

Sachs since 1999. As of December 31, 2010, Messrs. Barry and Shell are responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	14	$9.09 billion
Other pooled investment vehicles	1	$18 million
Other accounts	272	$15.07 billion

In 10 of the 272 of the above “other” accounts, the advisory fee payable to GSAM is based upon the account’s performance and the assets managed that pay the fee are $2.16 billion.

As of December 31, 2010, Mr. Leahy is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	2	$299 million
Other pooled investment vehicles	0	$0
Other accounts	129	$7.19 billion

In 5 of the 129 of the above “other” accounts, the advisory fee payable to GSAM is based upon the account’s performance and the assets managed that pay the fee are $864 million

Material Conflicts of Interest: GSAM portfolio managers are often responsible for managing one or more funds as well as other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, such as unregistered hedge funds.  A portfolio manager may manage a separate account or other pooled investment vehicle which may have materially higher fee arrangements than Capital Appreciation Fund (the “Fund”) and may also have a performance-based fee.  The side-by-side management of these funds may raise potential conflicts of interest relating to cross-trading, the allocation of investment opportunities and the aggregation and allocation of trades.

GSAM has a fiduciary responsibility to manage all client accounts in a fair and equitable manner.  It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner.  To this end, GSAM has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.  In addition, GSAM has adopted policies limiting the circumstances under which cross-trades may be affected between the Fund and another client account.  GSAM conducts periodic reviews of trades for consistency with these policies.

Compensation: Each portfolio manager’s compensation consists of a base salary and a performance bonus.  The performance bonus is tied to the Growth Team’s pre-tax performance for their clients and the Growth Team’s total revenues for the past year which, in part, is derived from advisory fees and for certain accounts, performance based fees.  The Growth Team measures its performance on a market cycle basis which is typically measured over a three to seven year period, rather than being focused on short-term gains in its strategies or short-term contributions from a portfolio manager in any given year.  The performance bonus for Portfolio Managers is significantly influenced by the following criteria:  (1) whether the team performed consistently with objectives and client commitments; (2) whether the team’s performance exceeded performance benchmarks over a market cycle; (3) consistency of performance across accounts with similar profiles; and (4) communication with other portfolio managers within the research process. The Growth Teams’ benchmarks for evaluation purposes include the S&P 500 Index and the Russell 1000® Growth Index.

The Growth Team also considers each portfolio manager’s individual performance, his or her contribution to the overall performance of the strategy long-term and his/her ability to work as a member of the Team. GSAM and the Growth Team’s compensation may also be influenced by the following: the performance of GSAM, the profitability of Goldman, Sachs & Co. and anticipated compensation levels among competitor firms.

In addition to base salary and performance bonus, GSAM has a number of additional benefits/deferred compensation programs for all portfolio managers in place including (i) a 401k program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified  retirement plan; (ii) a profit sharing program to which Goldman Sachs & Co. makes a pretax contribution; and (iii) investment opportunity programs in which certain professionals are eligible to participate subject to certain net worth requirements.  Portfolio managers may also receive grants of restricted stock units and/or stock options as part of their compensation.

Certain GSAM Portfolio Managers may also participate in the firm’s Partner Compensation Plan, which covers many of the firm’s senior executives.  In general, under the Partner Compensation Plan, participants receive a base salary and a bonus (which may be paid in cash or in the form of an equity-based award) that is linked to Goldman Sachs’ overall financial performance.

As of October 31, 2010, Mr. Shell owns between $100,001 and $500,000 and Messrs. Barry and Leahy own no Fund shares.
3)   Thornburg Asset Management, Inc.  (Growth & Income)

 William V. Fries, CFA, has been responsible for the day-to-day management of the investment portfolio since July 2001. Mr. Fries has been a Managing Director and Portfolio Manager at Thornburg since 1995.  Cliff Remily, CFA, has been Co-Portfolio Manager and responsible for the day-to-day management of the investment portfolio since January 2009.  Mr. Remily joined Thornburg in 2006 as an Equity Research Analyst. Prior to joining Thornburg, he served as an Equity Analyst for Brandes Investment Partners from 2005 to 2006 and for Zacks Investment Research from 2004 to 2005.

As of October 31, 2010, Mr. Fries was responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	14	$27.2 billion
Other pooled investment vehicles	9	$1.8 billion
Other accounts	39	$6.8 billion

In 1 of the 39 of the above “other” accounts, the advisory fee payable to Thornburg is based upon the account’s performance and the assets managed that pay the fee are $103 million.

As of October 31, 2010, Mr. Remily was responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	0	$0
Other pooled investment vehicles	2	$150 million
Other accounts	0	$0

Material Conflicts of Interest: Most investment advisors and their portfolio managers manage investments for multiple clients, including mutual funds, private accounts, and retirement plans. In any case where a portfolio manager manages the investments of two or more accounts, there is a possibility that conflicts of interest could arise between the portfolio manager’s management of the fund’s investments and the manager’s management of other accounts. These conflicts could include:
●	Allocating a favorable investment opportunity to one account but not another.
●	Directing one account to buy a security before purchases through other accounts increase the price of the security in the marketplace.
●	Giving substantially inconsistent investment directions at the same time to similar accounts, so as to benefit one account over another.
●	Obtaining services from brokers conducting trades for one account, which are used to benefit another account.

Thornburg has informed Growth & Income that it has considered the likelihood that any material conflicts of interest could arise between the portfolio manager’s management of the fund’s investments and the portfolio manager’s management of other accounts. Thornburg has also informed the fund that it has not identified any such conflicts that may arise, and has concluded that it has implemented policies and procedures to identify and resolve any such conflict if it did arise.

Compensation: The compensation of the portfolio manager includes an annual salary, annual bonus, and company-wide profit sharing. Both the salary and bonus are reviewed approximately annually for comparability with salaries of other portfolio managers in the industry, using survey data obtained from compensation consultants. The annual bonus is subjective.

Criteria that are considered in formulating the bonus include, but are not limited to, the following: revenues available to pay compensation of the portfolio manager and all other expenses related to supporting the accounts managed by the portfolio manager, including the fund; multiple year historical total return of accounts managed by the portfolio manager, including the fund, relative to market performance and similar funds; single year historical total return of accounts managed by the portfolio manager, including the fund, relative to market performance and similar funds; the degree of sensitivity of the portfolio manager to potential tax liabilities created for account holders in generating returns, relative to overall return. There is no material difference in the method used to calculate the portfolio manager’s compensation with respect to the fund and other accounts managed by the portfolio manager, except that certain accounts managed by the portfolio manager may have no income or capital gains tax considerations. To the extent that the portfolio manager realizes benefits from capital appreciation and dividends paid to shareholders of the investment manager, such benefits accrue from the overall financial performance of the investment manager.

As of October 31, 2010, neither Mr. Fries nor Mr. Remily owned any shares of the fund.

4)   Artio Global Management LLC (International Equity)

Rudolph-Riad Younes, CFA, Head of International Equities at Artio Global Management LLC, and Richard C. Pell, Chief Investment Officer and Chief Executive Officer of Artio Global Management LLC, have been responsible for the day-to-day management of the fund’s investment portfolio since July 2002.   Artio Global Management LLC (“Artio”) has provided the following information regarding the managers which is current as of October 31, 2010.

As of October 31, 2010, Mr. Pell is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	8	$22.137 billion
Other pooled investment vehicles	11	$8.789 billion
Other accounts	64	$12.406 billion

In 3 of the 64 of the above “other” accounts, the advisory fee payable to Artio is based upon the account’s performance and the assets managed that pay the fee are $1.126 billion.

As of October 31, 2010, Mr. Younes is responsible for the day-to-day management of the following other accounts:

	Number of accounts	Total assets
Registered investment companies	8	$20.585 billion
Other pooled investment vehicles	12	$9.079 billion
Other accounts	71	$13.048 billion

In 3 of the 71 of the above “other” accounts, the advisory fee payable to Artio is based upon the account’s performance and the assets managed that pay the fee are $1.126 billion.

Material Conflicts of Interest: As portfolio managers, Messrs. Younes and Pell share in the profits of Artio and the conflict is that these portfolio managers may have an incentive to allocate securities preferentially to the accounts where Artio might share in investment gains.  In addition, they may have an incentive to allocate securities preferentially to the accounts for which Artio receives higher investment advisory fees based on the assets under management. In order to address these potential conflicts, Artio’s investment decision-making and trade allocation policies and procedures are designed to ensure that none of Artio’s clients are disadvantaged in Artio’s management of accounts.  Additionally, Artio’s internal controls are tested on a routine schedule as part of the firm’s Compliance Monitoring Program.

Compensation: Messrs. Younes and Pell are compensated via a methodology that uses a compensation of fixed compensation, compensation based on performance and compensation based on tenure.  The fixed portion of their compensation includes salary, profit sharing and deferred compensation.  The performance component is comprised of an annual bonus and the tenured portion is comprised of the employee stock purchase plan, the 401(k) plan and various retirement plans.  The performance portion utilizes the MSCI EAFE® Index and the MSCI ACWI ex-US® Index as the appropriate benchmarks for the International Equity product.  There is no difference in the methodology of compensating the managers with any of the accounts listed as “other accounts” in the above paragraphs.

Messrs. Younes and Pell each own equity interests in Artio’s publicly listed parent, subject to certain transfer restrictions and each of them participates in Artio’s deferred compensation plan.  These two components are designed to reward the managers’ long-term performance.

As of October 31, 2010, Messrs. Younes and Pell do not own any shares of the fund.
F.   Portfolio Turnover and Brokerage Practices

Each fund may engage in short-term transactions under various market conditions to a greater extent than certain other mutual funds with similar investment objectives.  Thus, the turnover rate may vary greatly from year to year or during periods within a year.  A fund’s portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period.  A 100% turnover rate would occur if all the securities in a fund’s portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year.  A high rate of portfolio turnover (100% or more) generally leads to higher

transaction costs and may result in a greater number of taxable transactions.    The following table shows the turnover rate for each fund for the periods shown:

Fund	11/1/09-10/31/10	11/1/08-10/31/09	11/1/07-10/31/08
Capital Appreciation	45%	54%	61%
Growth & Income	50%	57%	64%
International Equity	133%	179%	115%
Investment Grade Bond	53%
Large Cap Core	48%	40%	43%
Mid Cap Growth	96%	127%	141%
Mid Cap Stock	245%	196%	176%
Small Cap Core Value	22%	23%
Small Cap Growth	49%	110%	51%

Eagle or the subadvisers, as applicable, are responsible for the execution of each fund’s portfolio transactions and must seek the most favorable price and execution for such transactions.  Best execution, however, does not mean that a fund necessarily will be paying the lowest commission or spread available.  Rather, each fund also will take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker’s facilities and any risk assumed by the executing broker.

It is a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research, statistical and quotation services from broker-dealers who execute portfolio transactions for the clients of such advisers.  Consistent with the policy of most favorable price and execution, the subadvisers may give consideration to research, statistical and other services furnished by brokers or dealers, and to potential access to initial public offerings (“IPOs”) that may be made available by such broker-dealers.  In addition, Eagle or the subadvisers, as applicable, may place orders with brokers who provide supplemental investment and market research and securities and economic analysis and may pay to these brokers a higher brokerage commission or spread than may be charged by other brokers, provided that Eagle or the subadvisers determine in good faith that such commission or spread is reasonable in relation to the value of brokerage and research services provided.  Such research and analysis may be useful to the subadvisers in connection with services to clients other than the funds.  A fund also may purchase and sell portfolio securities to and from dealers who provide it with research services.  However, portfolio transactions will not be directed by the funds to dealers on the basis of such research services.

Eagle or the subadvisers, as applicable, may use an affiliated broker-dealer, its affiliates or certain affiliates of Eagle as a broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution.  Commissions paid to affiliates of Eagle will not exceed “usual and customary brokerage commissions.”  Rule l7e-1 under the 1940 Act defines “usual and customary” commissions to include amounts that are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.”

Eagle or the subadvisers, as applicable, also may select other brokers to execute portfolio transactions.  In the OTC market, each fund generally deals with primary market makers unless a more favorable execution can otherwise be obtained.  The following table shows the aggregate brokerage commissions paid for the periods shown.

Fund	11/1/09-10/31/10	11/1/08-10/31/09	11/1/07-10/31/08
Capital Appreciation Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$383,274 $0 0% 0%	$464,207 $0 0% 0%	$602,871 $0 0% 0%
Growth & Income Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$181,908 $538 0.3% 0.2%	$113,402 $386 0.3% 0.3%	$98,905 $0 0% 0%
International Equity Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$356,640 $0 0% 0%	$435,928 $0 0% 0%	$602,804 $1,264 0.2% 0.01%
Investment Grade Bond Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$0 $0 0% 0%	N/A	N/A
Large Cap Core Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$90,479 $0 0% 0%	$103,709 $0 0% 0%	$171,508 $0 0% 0%
Mid Cap Growth Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$323,106 $5,102 1.6% 1.2%	$449,172 $13,456 3.0% 0.8%	$497,346 $4,154 0.8% 0.9%
Mid Cap Stock Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$5,422,579 $103,225 1.9% 3.7%	$3,847,254 $29,825 0.8% 0.8%	$4,597,292 $73,531 1.6% 0.9%
Small Cap Core Value Total Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$34,516 $1,112 3.2% 2.2%	$64,582 $647 1.0% 0.3%	N/A
Small Cap Growth Total	$533,431	$755,326	$524,825

Paid to Affiliate % to Affiliate % of transactions w/ Affiliate	$7,450 1.4% 0.8%	$11,882 1.6% 0.8%	$14,052 2.7% 1.6%

Each fund may not buy securities from, or sell securities to, an affiliate as principal.  However, the Board has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby each fund may purchase securities that are offered in underwritings in which an affiliate is a participant.  The Board will consider the ability to recapture fund expenses on certain portfolio transactions, such as underwriting commissions and tender offer solicitation fees, by conducting such portfolio transactions through affiliated entities, but only to the extent such recapture would be permissible under applicable regulations, including the rules of the Financial Industry Regulatory Authority, Inc. and other self-regulatory organizations.

Pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, each fund has expressly consented to the Distributor executing transactions on an exchange on its behalf.

Pursuant to Section 17(j) of the 1940 Act and Rule 17j-1 there under, Eagle, each subadviser and the Distributor have adopted Codes of Ethics (“Codes”).  These Codes permit portfolio managers and other access persons of the applicable funds to invest in securities that may be owned by the funds, subject to certain restrictions.  The Codes are on public file with, and may be obtained from, the Commission.

G.	Distribution of Shares

Distribution.  Shares of each fund are offered continuously through EFD, a subsidiary of Eagle, and through other participating dealers or banks that have dealer agreements with the Distributor. The Distributor receives commissions consisting of that portion of the sales load remaining after the dealer concession is paid to participating dealers or banks.  Such dealers may be deemed to be underwriters pursuant to the 1933 Act.  The Distributor and financial intermediaries or banks with whom the Distributor has entered into dealer agreements offer shares of each fund as agents on a best efforts basis and are not obligated to sell any specific amount of shares.  In this connection, the Distributor makes distribution and servicing payments to participating financial intermediaries.

Distribution Agreement.  Each fund had adopted a distribution agreement pursuant to which the Distributor bears the cost of making information about each fund available through advertising, sales literature and other means, the cost of printing and mailing prospectuses to persons other than shareholders, and salaries and other expenses relating to selling efforts.  The Distributor also pays service fees to dealers for providing personal services to shareholders and for maintaining shareholder accounts.  Each fund pays the cost of registering and qualifying its shares under state and Federal securities laws and typesetting of its prospectuses and printing and distributing prospectuses to existing shareholders.

The distribution agreements may be terminated at any time on 60 days written notice without payment of any penalty by either party.  Each fund may effect such termination by vote of a majority of the outstanding voting securities of a fund or by vote of a majority of the Independent Trustees.  For so long as either Plan is in effect, selection and nomination of the Independent Trustees shall be committed to the discretion of such disinterested persons.

Rule 12b-1 Distribution Plan.  Each fund has adopted a distribution plan under Rule 12b-1 for each class of shares (each a “Plan” and collectively the “Plans”).  These Plans permit a fund to pay the Distributor the monthly distribution and service fee (“12b-1 fee”) out of the fund’s net assets to finance activity that is intended to result in the sale and retention of each class of shares.  The funds used all Class A, Class C and Class R-3 12b-1 fees to pay the Distributor.   Each Plan was approved by the Board, including a majority of the Independent Trustees. In approving such Plans, the Board determined that there is a reasonable likelihood that each fund and its shareholders will benefit from each Plan.  Each Plan may be terminated by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of a class of a fund.  The Board reviews quarterly a written report of Plan costs and the purposes for which such costs have been incurred.  A Plan may be amended by vote of the Board, including a majority of the Independent Trustees, cast in person at a meeting called for such purpose.  Any change in a Plan that would increase materially the distribution cost to a class requires shareholder approval of that class.

The Distribution Agreements and each Plan will continue in effect for successive one-year periods, provided that each such continuance is specifically approved (1) by the vote of a majority of the Independent Trustees and (2) by the vote of a majority of the entire Board cast in person at a meeting called for that purpose.  If a Plan is terminated, the obligation of a fund to make payments to the Distributor pursuant to the Plan will cease and the fund will not be required to make any payment past the date the Plan terminates.

Eagle has entered into agreements with the Distributor and other financial intermediaries to provide certain services on behalf of the funds.  Such services include, but are not limited to, account opening, record retention, processing cash receipts from and disbursements to shareholders and preparing account statements.  The Distributor’s role is that of an underwriter and it serves only as an agent for accepting shareholder instructions and does not maintain brokerage accounts for any shareholders. As compensation, Eagle pays from its own resources, a service fee of up to 0.25% of average daily net assets of each fund to the Distributor and other broker-dealers.

As compensation for services rendered and expenses borne by the Distributor in connection with the distribution of Class A shares and in connection with personal services rendered to Class A shareholders and the maintenance of Class A shareholder accounts, each fund of the Series Trust may pay the Distributor distribution and service fees of up to 0.35% of that fund’s average daily net assets attributable to Class A shares of that fund.  Capital Appreciation Fund and Growth & Income Fund may pay the Distributor distribution and service fees of up to 0.50% of that fund’s average daily net assets attributable to Class A shares of that fund.  Currently, each fund pays the Distributor a fee of up to 0.25% of its average daily net assets attributable to Class A shares.  These fees are computed daily and paid monthly.  The Distributor, on Class C shares, may retain the first 12 months distribution fee for reimbursement of amounts paid to the broker-dealer at the time of purchase.

As compensation for services rendered and expenses borne by the Distributor in connection with the distribution of Class C shares and in connection with personal services rendered to Class C shareholders and the maintenance of Class C shareholder accounts, each fund pays the Distributor a service fee of 0.25% and a distribution fee of 0.75% of that fund’s average daily net assets attributable to Class C shares.  These fees are computed daily and paid monthly.

As compensation for services rendered and expenses borne by the Distributor in connection with the distribution of Class R-3 shares and in connection with personal services rendered to Class R-3 shareholders and the maintenance of Class R-3 shareholder accounts, each fund offering Class R-3 shares pays the Distributor a service fee of 0.25% and a distribution fee of 0.25% of that fund’s average daily net assets attributable to Class R-3 shares.  These fees are computed daily and paid monthly.

With respect to Class I and Class R-5 shares, the funds offering such shares do not currently pay the Distributor a 12b-1 fee.

The following table illustrates the amount of class specific 12b-1 fees paid by the funds to the Distributor for the fiscal year ended October 31, 2010.

Fund	Class A	Class C	R-3
Capital Appreciation	$1,080,939	$839,051	$3,535
Growth & Income	$283,747	$621,173	$1,574
International Equity	$107,771	$551,133	$9
Investment Grade Bond	$51,745	$185,030	$33
Large Cap Core	$27,792	$93,085	$10
Mid Cap Growth	$289,819	$516,255	$3,243
Mid Cap Stock	$2,023,379	$2,375,485	$16,543
Small Cap Core Value	$19,886	$43,695	$10
Small Cap Growth	$590,505	$660,094	$7,965

H.	Payments to Dealers.

The Distributor may elect to re-allow the entire initial sales charge to dealers for all sales with respect to which orders are placed with the Distributor during a particular period. Dealers to whom substantially the entire sales charge is re-allowed may be deemed to be “underwriters” as that term is defined under the 1933 Act.

The Financial Advisor through which you purchase your shares may receive all or a portion of the sales charges and Rule 12b-1 fees discussed above. In addition to those payments, Eagle or one or more of its corporate affiliates (collectively, the “Affiliates”) may make additional cash payments to intermediaries in connection with the promotion and sale of shares of funds.  Affiliates make these payments from their own resources, which in the case of the Distributor may include the retention of underwriting concessions and payments the Distributor receives under the Rule 12b-1 plans. These additional cash payments are described below. The categories described below are not mutually exclusive. The same financial intermediary may receive payments under more than one or all categories. Many financial intermediaries that sell shares of funds receive one or more types of these cash payments. financial intermediaries negotiate the cash payments to be paid on an individual basis. Where services are provided, the costs of providing the services and the overall package of services provided may vary from one financial intermediary to another. Affiliates do not make an independent assessment of the cost of providing such services.

In this context, “financial intermediaries” include any broker, dealer, bank (including bank trust departments), registered investment advisor, financial planner, retirement plan administrator and any other financial intermediary having a selling, administration or similar agreement with one or more of the Affiliates.

Revenue Sharing Payments.  Affiliates make revenue sharing payments as incentives to certain financial intermediaries to promote and sell shares of funds. The benefits that Affiliates receive when they make these payments include, among other things, placing funds on the financial intermediary's funds sales system, placing funds on the financial intermediary's preferred or recommended fund list, and access (in some cases on a preferential basis over other competitors) to individual members of the financial intermediary's sales force or to the financial intermediary's management. Revenue sharing payments are sometimes referred to as “shelf space” payments because the payments compensate the financial intermediary for including funds in its fund sales system (on its “sales shelf”). Affiliates compensate financial intermediaries differently depending typically on the level and/or type of considerations provided by the financial intermediary.

The revenue sharing payments Affiliates make may be calculated on sales of shares of funds (“Sales-Based Payments”). Such payments also may be calculated on the average daily net assets of the applicable funds attributable to that particular financial intermediary (“Asset-Based Payments”).  Sales-Based Payments primarily create incentives to make new sales of shares of funds and Asset-Based Payments primarily create incentives to retain previously sold shares of funds in investor accounts. Affiliates may pay a financial intermediary either or both Sales-Based Payments and Asset-Based Payments.

Administrative and Processing Support Payments. Affiliates also make payments to certain financial intermediaries that sell fund shares for certain administrative services, including record keeping and sub-accounting shareholder accounts. Payments for these services typically do not exceed 0.25% of average annual assets. Affiliates also make payments to certain financial intermediaries that sell fund shares in connection with client account maintenance support, statement preparation and transaction processing. The types of payments that Affiliates make under this category include, among others, payment of ticket charges per purchase or exchange order placed by a financial intermediary, payment of networking or other recordkeeping fees, or one-time payments for ancillary services such as setting up funds on a financial intermediary's mutual fund trading systems. To the extent that these services replace services that would otherwise be provided by the funds’ transfer agent or would otherwise be a direct obligation of the funds, the funds reimburse an Affiliate for these payments as a transfer agent out-of-pocket expense.

Other Cash Payments. From time to time, Affiliates, at their expense, may provide additional compensation to financial intermediaries which sell or arrange for the sale of shares of the funds. This additional compensation may be offered to the extent not prohibited by state laws or any self-regulatory agency, such as Financial Industry Regulatory Authority, Inc. Affiliates make payments for entertainment or other events they deem appropriate, subject to Affiliate guidelines and applicable law. These payments may vary depending upon the nature of the event or the relationship.  Such compensation provided by Affiliates may include financial assistance to financial intermediaries that enable Affiliates to

●	participate in an/or present at conferences or seminars, sales or training programs for invited registered representatives and other employees,
●	client entertainment, client and investor events, and other financial intermediary-sponsored events, and
●	travel expenses, including lodging incurred by registered representatives and other employees in connection with client prospecting, retention and due diligence trips.

Affiliates are motivated to make the payments described above since they promote the sale of fund shares and the retention of those investments by clients of financial intermediaries. To the extent financial intermediaries sell more shares of funds or retain shares of funds in their clients' accounts, Affiliates benefit from the incremental management and other fees paid to Affiliates by the funds with respect to those assets.

In certain cases these payments could be significant to the financial intermediary. Your financial intermediary may charge you additional fees or commissions other than those disclosed in this SAI. You can ask your financial intermediary about any payments it receives from Affiliates or the funds, as well as about fees and/or commissions it charges.

I.	Additional Services to the Funds

Transfer Agent and Fund Accounting Services. JPMIS is the transfer and dividend disbursing agent for each fund and provides certain shareholder servicing activities for customers of the funds.  In addition, JPMIS is the fund accountant for each fund.  Each fund pays directly for fund accounting and transfer agent services. EFS, an affiliate of Eagle, served as the transfer and dividend disbursing agent for each fund and as the fund accountant for each fund except International Equity prior to September 13, 2010.  State Street Bank & Trust Company was the fund account for International Equity prior to September 13, 2010.

The following table shows the fees paid to EFS as the Transfer Agent for each of the indicated periods for all funds:
	Transfer Agent Fees Paid
Fund	11/1/09-10/31/10	11/1/08-10/31/09	11/1/07-10/31/08
Capital Appreciation	$981,781	$858,429	$889,053
Growth & Income	$270,559	$186,409	$181,034
International Equity	$179,649	$241,574	$296,947
Investment Grade Bond	$17,261	N/A	N/A
Large Cap Core	$348,119	$330,813	$346,369
Mid Cap Growth	$260,832	$243,362	$244,952
Mid Cap Stock	$2,424,417	$2,396,595	$2,422,228
Small Cap Core Value	$182,433	$122,374	N/A
Small Cap Growth	$702,579	$556,500	$618,710

The following table shows the fees paid to EFS as the fund accountant for each of the indicated periods for all funds except International Equity:

	Fund Accounting Fees Paid
Fund	11/1/09-10/31/10	11/1/08-10/31/09	11/1/07-10/31/08
Capital Appreciation	$89,508	$100,721	$100,622
Growth & Income	$93,361	$101,643	$93,871
Investment Grade Bond	$59,860	N/A	N/A
Large Cap Core	$89,327	$98,262	$98,121
Mid Cap Growth	$89,281	$97,907	$95,607
Mid Cap Stock	$89,504	$100,711	$100,422
Small Cap Core Value	$89,080	$95,842	N/A
Small Cap Growth	$89,532	$100,682	$100,420

Custodian.  J.P. Morgan Chase Bank, N.A., One Beacon Street, 19th Floor, Boston, Massachusetts 02108, serves as custodian of each fund’s assets.  The custodian also provides portfolio accounting and certain other services for the funds.

Legal Counsel. K&L Gates LLP, 1601 K Street NW, Washington, D.C. 20006, serves as counsel to the funds.

Independent Registered Certified Public Accounting Firm. PricewaterhouseCoopers LLP, 4221 W. Boy Scout Blvd., Suite 200, Tampa, Florida, is the independent registered certified public accounting firm for the funds.  The Financial Statements of the funds that appear in this SAI have been incorporated by reference into the SAI.  The financial statements were audited by PricewaterhouseCoopers LLP, independent registered certified public accounting firm.

J.	Potential Liability

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of a fund.  To protect its shareholders, each fund has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of a fund.  These documents require notice of this disclaimer to be given in each agreement, obligation or instrument each fund or its Trustees enter into or sign.  In the unlikely event a shareholder is held personally liable for a fund’s obligations, that fund is required to use its property to protect or compensate the shareholder.  On request, a fund will defend any claim made and pay any judgment against a shareholder for any act or obligation of a fund.  Therefore, financial loss resulting from liability as a shareholder will occur only if a fund itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

The Trust’s Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

APPENDIX A

INVESTMENT TYPES GLOSSARY

Equity Securities:

Common Stocks. Common stocks represent the residual ownership interest in the issuer. They are entitled to the income and increase in the value of the assets and business of the entity after all of its obligations, including preferred stock, are satisfied.  Common stocks generally have voting rights.  Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

Convertible Securities.  Convertible securities include corporate bonds, notes and preferred stock that can be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula.  A convertible security entitles the holder to receive interest paid or accrued on debt or dividends paid on preferred stock until the convertible stock matures or is redeemed, converted or exchanged.  While no securities investment is without some risk, investments in convertible securities generally entail less risk than the issuer’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security.  The market value of convertible securities tends to decline as interest rates increase and, conversely, increases as interest rates decline.  While convertible securities generally offer lower interest or dividend yields than nonconvertible debt securities of similar quality, they do enable the investor to benefit from increases in the market price of the underlying common stock.  Please see the discussion of “Investment Grade/Lower Rated Securities” below for additional information.

Preferred Stock.  A preferred stock blends the characteristics of a bond and common stock.  It can offer the higher yield of a bond and has priority over common stock in equity ownership, but does not have the seniority of a bond and its participation in the issuer’s growth may be limited.  Preferred stock has preference over common stock in the receipt of dividends and in any residual assets after payment to creditors if the issuer is dissolved.  Although the dividend is set at a fixed annual rate, in some circumstances it can be changed or omitted by the issuer.

Real Estate Investment Trusts (“REITs”). Equity REITs own real estate properties, and their revenue comes principally from rent.  Mortgage REITs loan money to real estate owners, and their revenue comes principally from interest earned on their mortgage loans.  Hybrid REITs combine characteristics of both equity and mortgage REITs.  The value of an equity REIT may be affected by changes in the value of the underlying property, while a mortgage REIT may be affected by the quality of the credit extended.  The performance of both types of REITs depends upon conditions in the real estate industry, management skills and the amount of cash flow.  The risks associated with REITs include defaults by borrowers, self-liquidation, failure to qualify as a pass-through entity under the Federal tax law, failure to qualify as an exempt entity under the 1940 Act and the fact that REITs are not diversified.

Warrants and Rights.  Warrants may be either perpetual or of limited duration but they usually do not have voting rights or pay dividends.  The market price of warrants is usually significantly less than the current price of the underlying stock.  Thus, there is a greater risk that warrants might drop in value at a faster rate than the underlying stock.

Debt Securities:

Debt Securities. The market value of debt securities is influenced primarily by changes in the level of interest rates.  Generally, as interest rates rise, the market value of debt securities decreases. Conversely, as interest rates fall, the market value of debt securities increases. Factors that could result in a rise in interest rates, and a decrease in the market value of debt securities, include an increase in inflation or inflation expectations, an increase in the rate of U.S. economic growth, an increase in the Federal budget deficit or an increase in the price of commodities such as oil.

Fixed and Floating Rate Loans.  Fixed and floating rate loans (“Loans”) are loans arranged through private negotiations between a corporate borrower or a foreign sovereign entity and one or more financial institutions (“Lenders”).  Loans may be in the form of participations in Loans (“Participations”) and assignments of all or a portion of Loans from third parties (“Assignments”).  These investments are considered to be investments in debt securities.

Brady Bonds.  Brady Bonds, which are debt securities, generally denominated in U.S. dollars, are issued under the framework of the Brady Plan.  The Brady Plan is an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness.  In restructuring its external debt under the Brady Plan framework, a debtor nation negotiates with its existing bank lenders, as well as multilateral institutions, such as the International Bank for Reconstruction and Development (the “World Bank”) and the International Monetary Fund (the “IMF”).  The Brady Plan framework, as it has developed, contemplates the exchange of external commercial bank debt for newly issued bonds (“Brady Bonds”).  Brady Bonds also may be issued with respect to new money being advanced by existing lenders in connection with the debt restructuring.  The World Bank and/or the IMF support the restructuring by providing funds pursuant to loan agreements or other arrangements, which enable the debtor nation to collateralize the new Brady Bonds or to repurchase outstanding bank debt at a discount.  These arrangements with the World Bank and/or the IMF require debtor nations to agree to the implementation of certain domestic monetary and fiscal reforms.  Such reforms have included the liberalization of trade and foreign investment, the privatization of state-owned enterprises and the setting of targets for public spending and borrowing.  These policies and programs seek to promote the debtor country’s economic growth and development.  Investors should recognize that the Brady Plan only sets forth general guiding principles for economic reform and debt reduction, emphasizing that solutions must be negotiated on a case-by-case basis between debtor nations and their creditors

Agreements implemented under the Brady Plan to date are designed to achieve debt and debt-service reduction through specific options negotiated by a debtor nation with its creditors.  As a result, the financial packages offered by each country differ.  The types of options have included the exchange of outstanding commercial bank debt for bonds issued at 100% of face value of such debt that carry a below-market stated rate of interest (generally known as par bonds), bonds issued at a discount from the face value of such debt (generally known as discount bonds), bonds bearing an interest rate which increases over time, and bonds issued in exchange for the advancement of new money by existing lenders.  Discount bonds issued to date under the framework of the Brady Plan generally have borne interest computed semiannually at a rate equal to 13/16 of one percent above the then-current six month London Inter-Bank Offered Rate (“LIBOR”).

Foreign Debt Securities.  A foreign debt security may have fixed and floating rate income securities (including emerging market securities), all or a portion of which may be non-U.S. dollar denominated and which include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including Brady Bonds; (b) debt obligations of supranational entities; (c) debt obligations of the U.S.

Government issued in non-dollar securities; (d) debt obligations and other fixed income securities of foreign corporate issuers (both dollar and non-dollar denominated); and (e) U.S. corporate issuers (both Eurodollar and non-dollar denominated).

Investment Grade/Lower Rated Securities:

Investment Grade Securities.   Investment grade securities include securities rated BBB or above by Standard & Poor’s (“S&P”) or Baa by Moody’s Investors Service, Inc. (“Moody’s”) or, if unrated, are deemed to be of comparable quality by a fund’s portfolio manager.

Lower Rated / High Yield Securities.  Lower rated/high-yield securities are securities rated below investment grade, i.e., rated below BBB or Baa by S&P and Moody’s, respectively, or unrated securities determined to be below investment grade by its portfolio manager.  These securities are commonly referred to as “high yield securities” and are deemed to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal and may involve major risk exposure to adverse conditions.  These securities are subject to specific risks that may not be present with investments of higher grade securities.

Short-Term Money Market Instruments:

Bankers’ Acceptances. Bankers’ acceptances generally are negotiable instruments (time drafts) drawn to finance the export, import, domestic shipment or storage of goods. They are termed “accepted” when a bank writes on the draft its agreement to pay it at maturity, using the word “accepted.”  The bank is, in effect, unconditionally guaranteeing to pay the face value of the instrument on its maturity date.  The acceptance may then be held by the accepting bank as an asset, or it may be sold in the secondary market at the going rate of interest for a specified maturity. Maturities on bankers’ acceptances that are eligible for purchase usually range from 20 to 180 days but may extend for longer periods.

Certificates of Deposit (“CDs”).  CDs available for investment by the funds are issued by domestic institutions with assets in excess of $1 billion.  The FDIC is an agency of the U.S. Government that insures the deposits of certain banks and savings and loan associations up to $100,000 per deposit.  The interest on such deposits may not be insured to the extent this limit is exceeded.  Current Federal regulations also permit such institutions to issue insured negotiable CDs in amounts of $100,000 or more, without regard to the interest rate ceilings on other deposits.  To remain fully insured, these investments must be limited to $100,000 per insured bank or savings and loan association.

Commercial Paper.  Commercial paper includes notes, drafts or similar instruments payable on demand or having a maturity at the time of issuance not exceeding nine months, exclusive of days of grace or any renewal thereof. See Appendix B for a description of commercial paper ratings.

Repurchase and Reverse Repurchase Agreements:

Repurchase Agreements.  A repurchase agreement is a transaction in which a fund purchases securities and commits to resell the securities to the original seller at an agreed upon date.  The resale price reflects a market rate of interest that is unrelated to the coupon rate or maturity of the purchased securities.

Reverse Repurchase Agreements.  Under a reverse repurchase agreement, a fund sells securities and agrees to repurchase them at a mutually agreed to price.  If required, at the time a fund enters into a reverse repurchase agreement, it will establish and maintain a segregated account with an approved custodian containing liquid high-grade securities, marked-to-market daily, having a value not less than the repurchase price (including accrued interest).

U.S. Government and Zero Coupon Securities:

U.S. Government Securities.  U.S. Government Securities are securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities.  Some obligations issued by U.S.  Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the U.S. Treasury; others by discretionary authority of the U.S. Government to purchases certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. Those securities bear fixed, floating or variable rates of interest.  Interest may fluctuate based on generally recognized reference rates or the relationship of rates.

Zero Coupon Securities and Pay-In-Kind Bonds.   Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest.  Zero coupon securities are issued and traded at a discount from their face amount or par value, which discount rate varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security, and the perceived credit quality of the issuer.

Pay-in-kind bonds pay all or a portion of their interest in the form of debt or equity securities.  Pay-in-kind bonds may also be issued by a wide variety of corporate and governmental issuers.

Foreign Securities Exposure:

Depositary Receipts. Sponsored or unsponsored European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”), International Depositary Receipts (“IDRs”), Special Drawing Rights (“SDRs”) or other similar securities represent interests in or convertible into securities of foreign issuers (collectively, “Depositary Receipts”).  Depositary Receipts are not necessarily denominated in the same currency as the underlying securities into which they may be converted and are subject to foreign securities risks, as discussed below.

EDRs and IDRs are receipts typically issued by a European bank or trust company evidencing ownership of the underlying foreign securities.  GDRs are issued globally for trading in non-U.S. securities markets and evidence a similar ownership arrangement.

Euro/Yankee Bonds. International Equity may invest in dollar-denominated bonds issued by foreign branches of domestic banks (“Eurobonds”) and dollar-denominated bonds issued by a U.S. branch of a foreign bank and sold in the United States (“Yankee bonds”).

Eurodollar Certificates. Growth & Income may purchase CDs issued by foreign branches of domestic and foreign banks.  Domestic and foreign Eurodollar certificates, such as CDs and time deposits, may be general obligations of the parent bank in addition to the issuing branch or may be limited by the terms of a specific obligation or governmental regulation.

American Depositary Receipts (“ADRs”):

Sponsored and unsponsored ADRs are receipts that represent interests in, or are convertible into, securities of foreign issuers.  These receipts are not necessarily denominated in the same currency as the underlying securities into which they may be converted.

ADRs may be purchased through “sponsored” or “unsponsored” facilities and also include New York Shares (“NYRs”).  A sponsored facility is established jointly by the issuer of the underlying security and a depository, whereas a depository may establish an unsponsored facility without participation by the issuer of the depository security.  Generally, ADRs in registered form are designed for use in the U.S. securities market and ADRs in bearer form are designed for use outside the United States.  For purposes of certain investment limitations, ADRs are considered to be foreign securities and are subject to many of the risks inherent in investing in foreign securities, as discussed previously.

Hedging Instruments - Futures, Forwards, Options and Hedging Transactions:

General Description.  Certain financial instruments (“Hedging Instruments”), include futures contracts (sometimes referred to as “futures”), options, options on futures and forward currency contracts, to attempt to hedge the fund’s investment portfolio as discussed below.

Hedging strategies can be broadly categorized as “short hedges” and “long hedges.”  A short hedge is the purchase or sale of a Hedging Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund’s investment portfolio.  Thus, in a short hedge, a fund takes a position in a Hedging Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.  A long hedge is the purchase or sale of a Hedging Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that the fund intends to acquire.  Thus, in a long hedge, a fund takes a position in a Hedging Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged.

Hedging Instruments on securities generally are used to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire.  Hedging Instruments on indices may be used to hedge broad market sectors.

Options:

Options may include options on securities, equity and debt indices and currencies.

Characteristics of Options Trading.  A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period.  A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period.  Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

Futures and Options on Futures:

Guidelines and Characteristics of Futures and Options on Futures Trading. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.  Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices.  Similarly, writing put options on futures contracts can serve as a limited long hedge.  Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

Stock Index Futures.  A stock index assigns relative values to the common stocks comprising the index.  A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made.

The risk of imperfect correlation between movements in the price of a stock index futures contract and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund’s portfolio diverges from the securities included in the applicable index.  The price of the stock index futures may move more than or less than the price of the securities being hedged.  If the price of the futures contract moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the fund would be in a better position than if it had not hedged at all.  If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the stock index futures contracts, a fund may buy or sell stock index futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the historical volatility of the prices of such securities is more than the historical volatility of the stock index.  It is also possible that, where a fund has sold futures contracts to hedge its securities against decline in the market, the market may advance and the value of securities held by the fund may decline.  If this occurred, the fund would lose money on the futures contract and also experience a decline in value in its portfolio securities.  However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices upon which the futures contracts are based.

Where stock index futures contracts are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in securities in an orderly fashion, it is possible that the market may decline instead.  If a fund then concludes not to invest in securities at that time because of concern as to possible further market decline for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

Forward Currency Contracts.  A forward currency contract involves an obligation of a fund to purchase or sell specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties at a price set at the time of the contract.  These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.

Forward currency transactions may serve as long hedges – for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that it intends to acquire.  Forward currency contract transactions also may serve as short hedges – for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or from a dividend or interest payment on a security denominated in a foreign currency.

The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established.  Thus, a fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward contracts.  The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Combined Transactions.  A fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position.  For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.  Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.  Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

A fund’s options and futures activities may affect its turnover rate and brokerage commission payments.  The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate.  Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.  The exercise of puts purchased by a fund may also cause the sale of related investments, and increasing turnover; although such exercise is within the fund’s control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put.  A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract.  Such commissions may be higher than those that would apply to direct purchases or sales.

Swaps, Caps, Floors and Collars:

A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential between or among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of a reference index.  The purchaser of a cap is entitled to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount.  The purchaser of a floor is entitled to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate of amount.  A collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates or values.

Options on Swap Agreements:

A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement, at some designated future time on specified terms.  The fund may write (sell) and purchase put and call swap options.  Depending on the terms of a particular option agreement, the fund may incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option.  When the fund purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised.  However, when the fund writes a swap option, upon the exercise of the option, the fund will become obligated according to the terms of the underlying agreement.

Index Securities:

Index Securities represent interests in a fixed portfolio of common stocks designed to track the price and dividend yield performance of a broad-based securities index, such as the Standard & Poor’s 500 Composite Stock Index (“S&P 500 Index”), but are traded on an exchange like shares of common stock.  The value of Index Securities fluctuates in relation to changes in the value of the underlying portfolio of securities.  However, the market price of Index Securities may not be equivalent to the pro rata value of the index it tracks.  Index Securities are subject to the risks of an investment in a broadly based portfolio of common stocks.

Exchange-Traded Funds (ETFs”):

ETFs are index funds that trade like stocks on major stock exchanges. ETFs provide an inexpensive alternative for investing in whole indexes, industries or sectors. ETFs are also available for individual corporations, real estate investment trusts, international securities, bonds, and commodities. Unlike traditional mutual funds, ETFs can be purchased throughout the normal trading day and the market price of the ETFs shares may trade at a discount to their NAV.

Precious Metal-Related Instruments:

Precious metals include gold, silver, platinum, and some other less known materials such as ruthenium, rhodium, palladium, osmium, and iridium. Investments in precious-metal related instruments include (i) the equity securities of companies that explore for, extract, process or deal in precious metals, and related options or warrants thereof and (ii) asset-based securities indexed to the value of such metals, such as ETFs, and related options thereof. Investments in precious metal-related instruments may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when values of precious metal-related instruments are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability.

APPENDIX B

SHORT-TERM RATINGS

The rating services’ descriptions of commercial paper ratings in which the fund may invest are:

Description of Moody’s Investors Service, Inc. Short-Term Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Description of Standard & Poor’s Short-Term Issue Ratings

A Standard & Poor’s issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion evaluates the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default. The issue credit rating is not a recommendation to purchase, sell, or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

Issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor’s from other sources it considers reliable. Standard & Poor’s does not perform an audit in connection with any credit rating and may, on occasion, rely on unaudited financial information. Credit ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

Issue credit ratings are based, in varying degrees, on the following considerations:

●	Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
●	Nature of and provisions of the obligation;
●
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1: A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2: A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3: A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period.

The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Note: Dual Ratings.  Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

LONG-TERM RATINGS

The rating services’ descriptions of corporate debt ratings in which the fund may invest are:

Description of Moody’s Investors Service, Inc. Long-Term Corporate Obligation Ratings

Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Standard & Poor’s Long-Term Issue Credit Ratings

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA: An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Note: BB, B, CCC, CC, and C. Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C: A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms.

D: An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Note: Plus (+) or minus (-). The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

APPENDIX C

FUND INVESTMENT SUMMARY

All investments are allowed with no specific limitation unless indicated otherwise and all percentage limitations are based on the fund’s total assets, unless otherwise specified.

Investment Type	Capital Apprec’n	Growth & Income	Int’l Equity	Invest Grade Bond	Large Cap Core	Mid Cap Growth	Mid Cap Stock	Small Cap Core Value	Small Cap Growth
EQUITY
Equity Securities	●	>=65	>=80(1)	●	>=80(1)	>=80	●	>=80(1)	●
Common Stocks	65	●	●	●	●	●	>=80(1)	●	>=80(1)
Convertible Securities	●	●	●	●	●	●	●	●	●
Preferred Stock	●	●	●	●	●	●	●	●	●
REITs	●	●	●	●	●	●	●	●	●
Warrants	●	●	●	●	●	●	●	●	●
Rights	●	●	●	●	●	●	●	●	●
DEBT
Debt Securities	●	●	●	>=80(1)	●	●	●	●	●
Corporate Debt	●	●	●	●	●	●	●	●	●
Lower rated/High Yield (NET ASSETS)	☒	●	<=10	●	☒	●	●	●	●
SHORT-TERM INSTRUMENTS
Bankers Acceptances	●	●	●	●	●	●	●	●	●
Certificate of Deposit in institution w/assets greater than $1 billion	●	●	●	●	●	●	●	●	●
Commercial paper of P- 1 or P- 2 or A-1 and A-2	●	●	●	●	●	●	●	●	●
Repurchase Agreements(NET ASSETS)	<=20	<=20	<=20	<=20	<=20	<=20	<=20	<=20	<=20
Reverse Repurchase Agreements	●	●	●	●	●	●	●	●	●
U.S. Gov’t Securities	●	●	●	●	●	●	●	●	●
Zero Coupon Securities	☒	●	☒	●	☒	☒	☒	☒	☒
FOREIGN SECURITIES
Total Foreign Securities Exposure including ADRs	<=35(2)	<=35(2)	>=80	<=35(2)	<=35(3)	<=35(3)	<=35(3)	<=35(3)	<=35(3)
ADRs	<=35(2)	<=35(2)	●	<=35(2)	<=35(3)	<=35(3)	<=35(3)	<=35(3)	<=35(3)
Depositary receipts	●	●	●	●	●	●	●	●	●
Euro/Yankee Bonds	☒	☒	●	●	☒	☒	☒	☒	☒
Eurodollar Certificates	☒	●	☒	●	☒	☒	☒	☒	☒
Emerging markets	<=10	<=10	<=35	<=10	<=10	<=10	<=10	<=10	<=10
HEDGING INSTRUMENTS
Futures Contracts	●	●	●(5)	●	●(4)	●	●	●	☒
Options Contracts	●	●(6)	●	●(6)	●(4)	●	●	●	☒
Forward Contracts	●	●	●	●	●	●	●	●	☒
Stock Index Futures	●	●	●	●	●	●	●	●	☒
Foreign currency hedging options	☒	☒	☒	●	●	☒	☒	☒	☒

C-1

Investment Type	Capital Apprec’n	Growth & Income	Int’l Equity	Invest Grade Bond	Large Cap Core	Mid Cap Growth	Mid Cap Stock	Small Cap Core Value	Small Cap Growth
EQUITY
Foreign currency hedging futures	☒	☒	●	●	●	☒	☒	☒	☒
Forward Currency Contracts	●	●	●	●	●	●	●	●	☒
Combined transactions with options, futures and forwards	●	●	●	●	●	●	●	●	☒
OTHER
Swaps, Caps, Floors, Collars, Options on swaps	☒	☒	●	☒	☒	☒	☒	☒	☒
Forward Commitments	☒	●	●	●	☒	☒	☒	☒	☒
Illiquid Securities (NET ASSETS)	<=15	<=15	<=15	<=15	<=15	<=15	<=15	<=15	<=15
Investment Companies	<=5	<=5	<=5	<=5	<=5	<=5	<=5	<=5	<=5
Index Securities	●	●	●	●	●	●	●	●	●
Precious Metal-Related Instruments	●	●	●	●	●	●	●	●	●
When-Issued & Delayed Delivery Transactions	☒	☒	●	☒	☒	☒	☒	☒	☒
Loans of Portfolio Securities	●	●	●	●	●	●	●	●	●
Temporary Defensive Measures	<=100	<=100	<=100	<=100	<=100	<=100	<=100	<=100	<=100

Notes
●	Fund may invest in this investment type
☒	Not allowed
1
International Equity invests at least 80% of its net assets (plus any borrowing for investment purposes) in equity securities of foreign issuers.  Large Cap Core, Mid Cap Stock, Small Cap Core Value and Small Cap Growth each invest at least 80% of its net assets (plus any borrowing for investment purposes) in equity securities of large cap companies, mid cap companies, small cap companies and small cap companies, respectively. Investment Grade Bond invests at least 80% of its net assets (plus any borrowing for investment purposes) in U.S. and foreign investment grade fixed income instruments.

2
Capital Appreciation, Growth & Income and Investment Grade Bond may invest up to 35% in foreign securities, including ADRs and other similar securities. Of that, no more than 30% can be in direct foreign ownership.

3
Each fund, except International Equity, may own up to 35% of foreign securities, including ADRs. Of that, no more than 15% can be in direct foreign ownership (excluding Capital Appreciation, Growth & Income and Investment Grade Bond, see footnote 2).

4	Large Cap Core may use options and futures on foreign currencies.
5	International Equity may purchase and sell only stock index futures for hedging or investment purposes.
6
Growth & Income and Investment Grade Bond  may write covered calls. The aggregate value of the securities underlying call options (based on the lower of the option price or market) may not exceed 50% of the fund’s net assets.

C-2